UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MONOLITHIC POWER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid with preliminary materials:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 30, 2013

Dear Stockholder:

You are invited to attend the 2013 Annual Meeting of Stockholders of Monolithic Power Systems, Inc. to be held on Thursday, June 13, 2013, at 10:00 a.m., Pacific Daylight Time, at our corporate headquarters, 79 Great Oaks Boulevard, San Jose, CA 95119.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. We continue using the Securities and Exchange Commission rule that permits companies to furnish proxy materials to stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.  If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on June 13.

Sincerely,

Michael R. Hsing
Chairman of the Board, President and Chief Executive Officer

MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2013

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, June 13, 2013, at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters at 79 Great Oaks Boulevard, San Jose, CA 95119, for the following purposes:

1.
To elect three Class III directors to serve for three year terms until our annual meeting of stockholders in 2016 or until their respective successors are duly elected and qualified. The nominees for election to our Board of Directors are Herbert Chang, Eugen Elmiger, and Michael R. Hsing.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	To hold an advisory vote on the compensation of the Company’s named executive officers.

4.	To vote on a proposal to adopt the Company’s 2014 Equity Incentive Plan.

5.	To vote on a proposal to adopt the Company’s Master Cash Performance Bonus Plan.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 16, 2013 are entitled to notice of and to vote at the meeting.

Your vote is important.  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in this proxy statement or the voting instruction form provided to you; (ii) by calling the toll-free number; or (iii) by signing, dating and returning the enclosed proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Any stockholder of record attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

Saria Tseng
Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary
San Jose, California
April 30, 2013

MONOLITHIC POWER SYSTEMS, INC.

PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Index

Page
General	1
Internet Availability of Proxy Materials	1
Record Date; Outstanding Shares	1
Procedure for Submitting Stockholder Proposals	1
Voting	2
Expenses of Solicitation	3
Quorum; Required Votes; Abstentions; Broker Non-Votes	3
Stockholder List	4
PROPOSAL ONE	5
Classified Board of Directors; Nominees	5
Information Regarding Nominees and Other Directors	5
Director Independence	6
Director Qualifications	6
Board Leadership Structure	8
Board Oversight of Risk	9
Board Meetings and Committees	10
Nomination Process	10
Stockholder Communications	11
Attendance at Annual Meetings of Stockholders by the Board of Directors	11
Code of Ethics and Business Conduct	11
Director Compensation	11
PROPOSAL TWO	14
Audit and Other Fees	14
Pre-Approval of Audit and Non-Audit Services	14
PROPOSAL THREE	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Certain Relationships and Related Transactions	18
EXECUTIVE OFFICER COMPENSATION	18
Compensation Discussion and Analysis	18
Compensation Committee Report	31
Compensation Committee Interlocks and Insider Participation	31
Compensation Risk Management	31
Summary Compensation Table	32
Grants of Plan-Based Awards for the Year Ended December 31, 2012	33
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards During the Year Ended December 31, 2012	34
Outstanding Equity Awards at 2012 Year-End	35
Option Exercises and Stock Vested	37
Potential Payments Upon Termination or Termination Upon Change-in-Control	37
Equity Compensation Plan Information	39
PROPOSAL FOUR	41
PROPOSAL FIVE	56
Audit Committee Report	61
Other Matters	61
Annexure A	62
Annexure B	63
Annexure C	84

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2013 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein.  The Annual Meeting will be held at the Company’s corporate headquarters located at 79 Great Oaks Boulevard, San Jose, CA 95119. The telephone number at that location is (408) 826-0600.

Internet Availability of Proxy Materials

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record, and upon request we will send a paper copy of the proxy materials and proxy card to other stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. Stockholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the notice and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the notice, or to mail the proxy statement and proxy card, as applicable, on or about May 2, 2013 to all stockholders of record at the close of business on April 16, 2013 (the “Record Date”).

The Company’s website is not intended to function as a hyperlink and the information contained on the Company’s website is not intended to be part of this proxy statement.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. On the Record Date, 36,773,730 shares of Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock were issued and outstanding. For information regarding security ownership by management, directors, and beneficial owners of more than 5% of the Common Stock, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s 2014 annual meeting of stockholders must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and must be received by the Company no later than January 2, 2014 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive office located at 79 Great Oaks Boulevard, San Jose, CA 95119, Attention: Corporate Secretary. No such stockholder proposals were received by the Company in respect of the Annual Meeting prior to the deadline for this year’s meeting.

Requirements for stockholder proposals to be brought before an Annual Meeting but not included in the Company’s proxy materials. If a stockholder wishes to present a proposal at the Company’s 2014 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting as determined in accordance with the Company’s Bylaws (which are attached as Exhibit 3.4 to our Form S-1 Registration Statement filed with the SEC on November 15, 2004). Under the Company’s Bylaws, in order to be deemed properly presented, notice of proposed business must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not fewer than 90 or more than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders (the “Notice Period”). As a result, the Notice Period for the Company’s 2014 annual meeting will begin on January 2, 2014 and end on February 1, 2014.  However, in the event the date of the 2014 annual meeting will be changed by more than 30 days from the date of this year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of: (1) 90 calendar days in advance of the 2014 annual meeting and (2) 10 calendar days following the date on which public announcement of the date of the 2014 annual meeting is first made. A stockholder’s notice to the Secretary of the Company shall set forth as to each matter the stockholder proposes to bring before the 2014 annual meeting: (a) a brief description of the business desired to be brought before the 2014 annual meeting and the reasons for conducting such business at the 2014 annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A of the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2014 annual meeting.

Voting

Voting prior to the Annual Meeting. If you are the record holder of your stock, you have three options for submitting your votes prior to the Annual Meeting:

☐	by following the instructions for Internet voting printed on your proxy card;

☐	by using the telephone number printed on your proxy card; or

☐	by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope

If you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late, and therefore not be counted. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.  If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any matters other than the proposals described herein will be raised at the Annual Meeting.  If your shares are held in a stock brokerage account or by a bank, trust or other nominee, you will receive a notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares.  Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone.

YOUR VOTE IS IMPORTANT.  You should submit your proxy even if you plan to attend the Annual Meeting.

Voting by attending the Annual Meeting. A stockholder of record may also vote his or her shares in person at the Annual Meeting.  A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our Common Stock as of the Record Date as acceptable proof of ownership. You must also contact your broker and follow its instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.

Changing vote; revocability of proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by:

☐
filing a written notice of revocation bearing a later date than the previously submitted proxy which is received by the Secretary of the Company at or before the taking of the vote at the Annual Meeting;

☐	duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting;

☐	submitting another proxy by telephone or via the Internet (your latest telephone or Internet voting instructions are followed); or

☐	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a previously submitted proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Monolithic Power Systems, Inc., 79 Great Oaks Boulevard, San Jose, CA 95119, Attention: Corporate Secretary, prior to the date of the Annual Meeting.

  If you hold your shares through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material.  The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.  Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, messenger facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services will be approximately $10,000.

Quorum; Required Votes; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in order to have the required quorum for the transaction of business.  Stockholders are counted as present at the meeting if they: (1) are present in person or (2) have properly submitted a proxy card by mail or voted by telephone or by using the Internet.  If the shares present at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The required votes to approve the proposals to be considered at this Annual Meeting are as follows:

☐	The affirmative vote of a plurality of the votes duly cast is required for the election of directors.

☐	The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

☐
The affirmative vote of a majority of the votes duly cast is required to approve, on an advisory basis, the compensation of the Company’s named executive officers.  While this vote is advisory and not binding on us or our Board, the Board and Compensation Committee intend to take into account the outcome of the vote when considering future executive compensation arrangements.

☐	The affirmative vote of a majority of the votes duly cast is required to adopt the Company’s 2014 Equity Incentive Plan.

☐	The affirmative vote of a majority of the votes duly cast is required to adopt the Company’s Master Cash Performance Bonus Plan.

 Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is not counted as a vote cast for the election of directors, but has the same effect as a vote cast against proposals requiring approval by a majority of the votes cast, such as the ratification of our independent registered public accounting firm. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  A broker non-vote is not counted as a vote cast for the election of directors or as a vote cast for proposals requiring approval by a majority of the votes cast and, therefore, does not have the effect of a vote against such proposals. For purposes of ratifying our independent registered public accounting firm, brokers have discretionary authority to vote.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our corporate headquarters offices located at 79 Great Oaks Boulevard, San Jose, CA 95119 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Classified Board of Directors; Nominees

The Company’s Board currently consists of eight persons.   Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms.  As a result, a portion of our Board will be elected each year for three-year terms.

                Three Class III directors are to be elected to the Board at the 2013 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees, Herbert Chang, Eugen Elmiger and Michael R. Hsing. Messrs. Chang and Hsing are standing for re-election to the Board. Mr. Elmiger is standing for election for the first time. Mr. Elmiger was appointed to the Board in October 2012 to fill a vacancy on the Board.   Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class III director will continue for three years until his successor has been duly elected and qualified.  If elected, the term for Messrs. Chang, Elmiger and Hsing will expire at the 2016 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED NOMINEES.

Information Regarding Nominees and Other Directors

Name	Age	Director Since	Principal Occupation
Michael R. Hsing	53	1997	Chairman of the Board, President and Chief Executive Officer of the Company / Nominee
James C. Moyer	70	1998	Chief Design Engineer of the Company and Director
Herbert Chang (1)(3)	51	1999	Lead Director / Nominee

Eugen Elmiger (3)	49	2012	Director / Nominee
Victor K. Lee (2)	56	2006	Director
Douglas McBurnie (2)(3)	70	2007	Director
Karen A. Smith Bogart (1)(3)	56	2007	Director
Dr. Jeff Zhou (1)(2)	58	2010	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Governance Committee

Nominees for Class III Directors Whose Term Expires in 2013

Herbert Chang has served on our Board since September 1999. Mr. Chang has been the President of InveStar Capital, Inc. since April 1996, Chief Executive Officer of C Squared Management Corporation since April 2004, and is currently a Managing Member of Growstar Associates, Ltd., which is the General Partner and the Fund Manager of VCFA Growth Partners, L.P. Mr. Chang’s companies focus on investing in companies in the semiconductor, telecommunications, networking, software, and/or Internet industries. Mr. Chang serves on the board of directors of a number of private companies. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Eugen Elmiger has served on our Board since October 2012.  Mr. Elmiger currently serves as Chief Executive Officer of Maxon group, a leading advanced motion company, a position that he has held since January 2011.  From 1991 to 2011, Mr. Elmiger held senior executive positions in the sales, marketing and engineering divisions of Maxon motor. Mr. Elmiger holds a B.S. in Electrical Engineering from the Lucerne (Horw) University of Applied Science and Art.

Michael R. Hsing has served on our Board and as our President and Chief Executive Officer since founding Monolithic Power Systems in August 1997. In 2010, Mr. Hsing was appointed as Chairman of the Board. Before founding our Company, Mr. Hsing held senior technical positions at Supertex, Inc. and Micrel, Inc. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

Incumbent Class I Directors Whose Term Expires in 2014

Victor K. Lee has served on our Board since September 2006. Mr. Lee served as Chief Financial Officer of Ambarella, Inc., a fabless semiconductor company from August 2007 to March 2011. From December 2002 through June 2007, Mr. Lee served as Chief Financial Officer and Secretary of Leadis Technology Inc., a fabless semiconductor company. From February 2001 until December 2002, Mr. Lee was engaged as an independent consultant and from December 1999 to January 2001, Mr. Lee served as the Chief Financial Officer and Secretary of SINA Corporation, an Internet media company. From September 1998 to August 1999, Mr. Lee was the Vice President and Acting Chief Financial Officer of VLSI Technology, Inc., a semiconductor manufacturer, and from 1997 to 1998, Vice President, Corporate Controller of VLSI Technology, Inc. From 1989 to 1997, Mr. Lee was a finance director at Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

Douglas McBurnie has served on our Board since May 2007. Mr. McBurnie is a retired semiconductor executive with over 35 years of industry experience. Since 1998, Mr. McBurnie served as a consultant to and director for several public and private technology companies, including Leadis Technology, Inc. From 1997 to 1998, he was Senior Vice President, Computer, Consumer & Network Products Group of VLSI Technology, Inc. From 1994 to 1997, Mr. McBurnie served as Vice President and General Manager of several divisions at National Semiconductor. Mr. McBurnie holds a B.A. degree from Baldwin Wallace College.

Incumbent for Class II Directors Whose Term Expires in 2015

James C. Moyer has served on our Board since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our Company, from June 1990 to September 1997, Mr. Moyer held senior technical positions at Micrel, Inc. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Inc., National Semiconductor Corporation, and Texas Instruments Inc. Mr. Moyer holds a B.A.E.E. from Rice University.

Karen A. Smith Bogart has served on our Board since May 2007. Ms. Smith Bogart is President of Pacific Tributes Inc., a start-up firm located in Santa Barbara, CA, a position that she has held since 2006.  From 2003 to 2006, Ms. Smith Bogart was Chairman and President, Greater Asia Region and Senior Vice President of Eastman Kodak Company, located in Shanghai, China. She is also a lecturer in business strategy, product management, organizational capabilities, and leadership at the University of California at Santa Barbara.  Ms. Smith Bogart previously managed many of Eastman Kodak’s largest global businesses, including Kodak Professional Imaging, Consumer Printing, and Consumer Cameras and Batteries. Ms. Bogart is also a director for Mohawk Industries, Inc.  Ms. Smith Bogart holds a B.A. in Political Science from the State University of New York at Geneseo; a Masters in Industrial and Labor Relations from Cornell University; an M.B.A. from the University of Rochester; and a Master of Arts in Human Organizational Systems from Fielding Graduate University.

            Dr. Jeff Zhou has served on our Board since February 2010. Dr. Zhou currently serves as President of Hanergy Holding America, Inc., which develops thin film solar technology, a position he has held since 2012.  Dr. Zhou was Vice President Product Engineering of Nanosolar, Inc. from 2011 to 2012. Dr. Zhou was Chief Operating Officer at NDS Surgical Imaging, a medical imaging technology company during 2010. From 2008 to 2009, Dr. Zhou was Vice President of Global Engineering and General Manager of Asia Pacific Business at NDS Surgical Imaging.  From 2005 to 2007, Dr. Zhou was Vice President of Engineering for several business divisions and General Manager of the China and India Design Centers at Flextronics Inc. From 2000 to 2005, Dr. Zhou was Vice President and General Manager of several divisions at Honeywell International Inc. Dr. Zhou holds a Ph.D. degree in Electrical Engineering from the University of Florida.

There is no family relationship among any of our executive officers, directors and nominees.

Director Independence

The Board has determined that each of Karen A. Smith Bogart, Herbert Chang, Eugen Elmiger, Victor K. Lee, Douglas McBurnie and Jeff Zhou are “independent” under the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”).

Director Qualifications

Our Board includes eight members who are well-qualified to serve on the Board and represent our stockholders’ best interests. Our Board consists of directors who have the following characteristics:

1.	Possess a professional background that would enable the development of a deep understanding of our business;
2.	Bring diversity to the Board through their experiences in various industries, both domestically and internationally;

3.	Are independent thinkers and work well together;
4.	Have the ability to embrace our values and culture;
5.	Have high ethical standards;
6.	Possess sound business judgment and acumen; and
7.	Are willing to commit their time and resources necessary for the Board to effectively fulfill its responsibilities.

We believe that each of the director nominees and the rest of the directors possess these attributes. In addition, the directors bring to the Board a breadth of experience, including extensive financial and accounting expertise, public company board experience, knowledge of the semiconductor business and technology, broad global experience, and extensive operational and strategic planning experience in complex, high-growth global companies.

The following describes the key qualifications, business skills, experience and perspectives that each of our directors and director nominees brings to the Board, in addition to the general qualifications described above and described in their individual biographies:

Michael R. Hsing:
Mr. Hsing, the co-founder of the Company, is a visionary in power management technology as well as a strong leader, motivator and successful entrepreneur. Mr. Hsing provides the Board with valuable insight into management’s perspective with respect to the Company’s operations, and he provides the Board with the most comprehensive view of the Company’s operational history over the past few years. Under his leadership, the Company has experienced significant revenue growth and has been highly profitable. Since the Company’s initial public offering in 2004, stockholder value measured by market capitalization has increased significantly. Having worked in the semiconductor industry for over 25 years, Mr. Hsing’s experience and insight enable him to understand how to control costs effectively and maximize the Company’s technology advantages, which has helped to fuel the Company’s growth and created value for our stockholders. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Hsing should serve as a director of the Company.

James C. Moyer:
Mr. Moyer is a technical expert in the design of analog semiconductors. As co-founder of the Company, Mr. Moyer is intimately familiar with the Company and our products. Mr. Moyer brings insight to the Board because of his cumulative experience gained as an engineer and technical leader in the semiconductor industry. This experience gives him a highly developed understanding of the needs and requirements of the analog market for the Company’s complex products and allows him as a director to lead the Company in the right direction in terms of strategy and business approach. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Moyer should serve as a director of the Company.

Herbert Chang:
Mr. Chang has been a member of the Board since 1999, which gives him significant knowledge of our recent experiences and history. We also continue to benefit from the broad experience gained by Mr. Chang through his numerous successful investments in both public and private high-technology companies. Mr. Chang has served on several boards of the companies in which he has invested, which has given him significant leadership and oversight experience. In addition, through these board and investor responsibilities, Mr. Chang has developed a deep knowledge of the Company’s industry, the Company’s operations, and the accompanying complex financial transactions and controls necessary for us to succeed. Mr. Chang’s financial expertise has also helped the Board analyze significant complex financial transactions that the Company has considered from time to time. Mr. Chang also has very relevant international experience based on his educational background and work experience in the countries where the Company does business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Chang should serve as a director of the Company.

Eugen Elmiger
Mr. Elmiger is a seasoned business executive with over 20 years of experience, including extensive international marketing, sales and product management expertise, executive board experience, knowledge of high-tech component business and technology, broad global experience and operational and strategic planning experience in complex, high-growth global companies. This experience allows him to contribute his valuable executive leadership talent and understanding of international business to Board deliberations. His industrial, medical and automotive background is a valuable asset to the Board as the Company expands its business in these markets. Mr. Elmiger’s appointment to the Board also allows him to bring a new perspective, new ideas and new outlooks to the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Elmiger should serve as a director of the Company.

Victor K. Lee:
Mr. Lee is the audit committee financial expert on the Audit Committee of the Board. He has been the Chief Financial Officer at several public and private companies, and has worked in the semiconductor industry for over 25 years. Mr. Lee is familiar with not only the inner workings of the industry, but also has intimate knowledge of the financial issues that semiconductor companies often face. His experience has allowed him to understand the broad issues, in particular those affecting the financial and accounting aspects of our business, that the Board must consider and to make sound recommendations to the Company’s management and the Board. Mr. Lee also provides the Board with valuable insight into financial management, disclosure issues and tax matters relevant to our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Lee should serve as a director of the Company.

Douglas McBurnie:
Mr. McBurnie possesses over 35 years of experience in the semiconductor industry, primarily in executive positions, which has given him valuable executive leadership experience. His understanding of the market and the competitive landscape in which the Company operates is a valuable asset to our Board in understanding how to help the Company succeed. Mr. McBurnie also served on a board of a public company and understands the importance of corporate governance as a result of this service. His experience as a director of another publicly held semiconductor company is valuable in providing insight on effective management and best practices techniques for our Board and committees of the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. McBurnie should serve as a director of the Company.

Karen A. Smith Bogart:
Ms. Smith Bogart has held senior executive positions at several domestic and multi-national companies in various industries, which has given her significant executive leadership experience. She is a seasoned entrepreneur, which allows her to see issues from the perspective of the Company’s investors, and has experience outside of the semiconductor industry. Ms. Smith Bogart has international experience in countries where MPS operates and understands the Company’s multi-national culture. Ms. Smith Bogart’s experiences outside of the semiconductor industry have enabled her to bring a different perspective, with creative and different ideas, when addressing issues that the Board faces. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Smith Bogart should serve as a director of the Company.

Dr. Jeff Zhou:
Dr. Zhou is a senior business executive with over 20 years of industry experience at large, multi-national corporations with global footprints. Dr. Zhou has an extensive background in the global manufacturing and electronics industry. This experience allows him to contribute his valuable executive leadership talent and understanding of international business to Board deliberations. Dr. Zhou’s appointment to the Board also allows him to bring a new perspective, new ideas and new outlooks to the Board. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Dr. Zhou should serve as a director of the Company.

Board Leadership Structure

The size of the Company’s Board consists of eight members, six of which the Board has determined are independent and two of which are insiders.  The Board has designated one of the independent directors, Mr. Chang, as the Lead Director because our President and Chief Executive Officer, Mr. Hsing, also serves as the Chairman of the Board. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Director, benefits the Company and our stockholders by providing a counterbalance to the management perspective provided by Mr. Hsing and Mr. Moyer during Board deliberations.

We recognize that different board leadership structures may be appropriate for different companies. We believe that our current Board leadership structure is optimal for us. Our leadership structure demonstrates to our employees, suppliers, customers and other stakeholders that we are governed by strong, balanced leadership, with a single person setting the tone for the Board and management and having primary responsibility for managing our day-to-day operations. This message is increasingly important as we continue to seek to achieve business success through new product releases and gaining market share in our industry. At the same time, our leadership structure sends the message that we also value strong, independent oversight of our management operations and decisions in the form of our Lead Director. Further, having a single leader for both the Company and the Board eliminates the potential for strategic misalignment or duplication of efforts, and provides clear leadership for the Company.

As discussed above, the positions of Chairman of the Board and President and Chief Executive Officer are held by the same person and the Board has appointed a Lead Director, Mr. Herbert Chang.  Mr. Chang’s roles and responsibilities as the Lead Director include:

1.	Reviewing meeting agendas, schedules, and information sent to the Board;
2.	Retaining independent advisors on behalf of the Board, or committees, as the Board may determine is necessary or appropriate;
3.	Ensuring personal availability for consultation and communication with independent directors and with the Chairman of the Board, as appropriate;
4.	Performing such other functions as the independent directors may designate from time to time;
5.	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
6.	Serving as liaison between the Chairman and independent directors;
7.	Calling meetings of independent directors; and
8.	Ensuring that the Board is at least two-thirds independent and that key committees are independent.

Our independent directors meet in executive session during a portion of every regularly scheduled Board meeting, and otherwise as needed. Our Lead Director presides over meetings of our independent directors and we believe that these meetings help to ensure an appropriate level of independent scrutiny of the functioning of our Board.

Board Oversight of Risk

The Board is primarily responsible for the oversight of risks that could affect the Company. The Company’s senior management team, which conducts the Company’s day-to-day risk management, is responsible for assisting the Board with its risk oversight function.  This oversight is conducted principally through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risk. The Board satisfies its responsibility by requiring each committee chair to regularly report regarding the committee’s considerations and actions, as well as by requiring officers responsible for oversight of particular risks within the Company to submit regular reports. As these reports are submitted independent of review by Mr. Hsing, our President and Chief Executive Officer and the Chairman of our Board, the Board believes that its conduct of its risk oversight function has no impact on the Board’s leadership structure other than to reinforce the involvement of the Board in ongoing management of the Company.

In addition to requiring regular reporting from committees and officers, the Board also hears from third-party advisors in order to maintain oversight of risks that could affect the Company, including the Company’s independent auditors, outside counsel, compensation consultants and others. These advisors are consulted on a periodic basis and as particular issues arise in order to provide the Board with the benefit of independent expert advice and insights on specific risk-related matters.

At its regularly scheduled meetings, the Board also receives management updates on the business, including operational issues, financial results and business outlook and strategy.

Our Audit Committee also assists the full Board in its oversight of risk by discussing with management the Company’s compliance with legal and regulatory requirements, the Company’s policies with respect to risk assessment and management of risks that may affect the Company, and the Company’s system of disclosure control and system of controls over financial reporting.  Risks related to our company-wide compensation programs are reviewed by our Compensation Committee. For more information on the Compensation Committee’s compensation risk assessment, see “Executive Officer Compensation – Compensation Risk Management.” Our Nominating and Governance Committee provides compliance oversight and reports to the full Board on compliance and makes recommendations to our Board on corporate governance matters, including director nominees, the determination of director independence, and board and committee structure and membership.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Board Meetings and Committees

The Board held a total of six (6) meetings during 2012. During 2012, all directors attended at least 75% of the meetings of the Board and the committees upon which such director served.

Audit Committee. The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the 1934 Act, which currently consists of three members: Victor K. Lee, Douglas McBurnie and Jeff Zhou. Mr. Lee is the chairman of the Audit Committee. This committee oversees the Company’s financial reporting process and procedures, is responsible for the appointment and terms of engagement of the Company’s independent registered public accounting firm, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s independent registered public accounting firm. The Board has determined that Mr. Lee is an “audit committee financial expert,” as defined under the rules of the SEC, and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of NASDAQ. The Audit Committee held seven (7) meetings during 2012. The Audit Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com by clicking on the name of the applicable committee.

Compensation Committee. The Board has designated a Compensation Committee consisting of three members: Karen A. Smith Bogart, Herbert Chang and Jeff Zhou. Mr. Zhou is the chairman of the Compensation Committee. This committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (a) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (b) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. The committee may delegate authority to subcommittees when appropriate. All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Compensation Committee held six (6) meetings during 2012. The Compensation Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nominating and Governance Committee. The Board has designated a Nominating and Governance Committee consisting of four members: Karen A. Smith Bogart, Herbert Chang, Eugen Elmiger and Douglas McBurnie.  Ms. Smith Bogart is the chairwoman of the Nominating and Governance Committee.  This committee is responsible for the development of general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating and Governance Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Nominating and Governance Committee held four (4) meetings in 2012. The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. The Nominating and Governance Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating and Governance Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain and approve fees of third party executive search firms to help identify prospective director nominees.  Our policy on board diversity relates to the selection of nominees for the Board. Our policy provides that while creating a Board with a variety of experiences and viewpoints should always be considered by the Nominating and Governance Committee when considering director nominees, a director nominee should neither be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity. Instead, in selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness, and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.  After completing its review and evaluation of director candidates, the Nominating and Governance Committee recommends to the Board the director nominees for selection.

A stockholder that desires to recommend a candidate for election to the Board should direct such recommendation in writing to Monolithic Power Systems, Inc., 79 Great Oaks Boulevard, San Jose, CA 95119, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.  Such stockholder nomination must be made pursuant to the notice provisions set forth in the Company’s Bylaws and for each proposed nominee who is not an incumbent director, the stockholder’s notice must set forth all of the information regarding such nominating person and proposed nominee set forth in the Company’s Bylaws.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members.  You may contact any of our directors by writing to them, whether by mail or express mail, c/o Monolithic Power Systems, Inc., 79 Great Oaks Boulevard, San Jose, CA 95119, Attention: Corporate Secretary. Any stockholder communications that the Board is to receive will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in the Company’s stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees or otherwise requires the attention of the Board or its members.

Attendance at Annual Meetings of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders. Four of our directors attended the 2012 Annual Meeting.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Business Conduct is available in the “Investor Relations” section of our website at http://www.monolithicpower.com. The Company will disclose on its website any amendment to the Code of Ethics and Business Conduct, as well as any waivers of the Code of Ethics and Business Conduct, that are required to be disclosed by the rules of the SEC or NASDAQ.

Director Compensation

Analysis of 2012 Compensation Elements

For 2012, a study was conducted by Meyercord & Associates to review the non-employee director compensation. In its analysis, Meyercord & Associates used the market data of the Company’s industry peer group, which was determined with the assistance of management and the Compensation Committee. The peer group companies included: Anadigics, Inc., Applied Micro Circuits Corporation, Cavium, Inc., DSP Group, Inc., Entropic Communications, Inc., Exar Corporation, Hittite Microwave Corporation, Lattice Semiconductor Corporation, LTX-Credence Corporation, Micrel, Inc., PLX Technology, Inc., Pericom Semiconductor Corporation, Power Integrations, Inc., Rudolph Technologies, Inc., Sigma Designs, Inc., Silicon Image, Inc., Vitesse Semiconductor Corporation and Volterra Semiconductor Corporation.

Based on the results, Meyercord & Associates recommended a few changes to reflect the best practice of compensating non-employee directors with constant value for services.  The Board changed the annual director equity grants to a dollar amount divided by the closing stock price on the first day of the open trading window following the date the grants are approved.  In addition, the Board eliminated equity grants for chairs and members of each committee and replaced such equity grants with equivalent cash fees. The Board approved the following compensation for our non-employee directors:

Annual Board Retainer Fee	$35,000
Lead Director Fee	$12,000
Compensation Committee Chairperson Fee	$15,500 (plus $10,000 incremental stipend)
Compensation Committee Membership Fee (excluding Chairperson)	$7,000
Nominating and Governance Committee Chairperson Fee	$13,500 (plus $10,000 incremental stipend)
Nominating and Governance Committee Membership Fee (excluding Chairperson)	$6,000
Audit Committee Chairperson Fee	$22,500
Audit Committee Membership Fee (excluding Chairperson)	$10,500
Initial Grant to New Directors	5,000 restricted stock units (“RSUs”)
Annual Grant to Incumbent Directors	RSU number equivalent to $85,000 divided by closing stock price on the first day of the open trading window.

The Board determined that during 2012, the chair of the Compensation Committee and the chair of the Nominating and Governance Committee would be expected to devote considerably more time and effort to the tasks of those committees than would be normal and expected, and approved an incremental stipend of $10,000 for each of the chair of the Compensation Committee and the Nominating and Governance Committee for 2012 only.

For the initial grant of RSUs to new directors, when applicable, 50% vests one year from the date of grant and the remaining 50% vests two years from the date of grant. 100% of the annual grant of RSUs vests one year from the date of the grant.

 Throughout the year, director participation on the Board committees changed, so the non-employees’ actual payments for 2012 may not reflect their current responsibilities. The following table sets forth the total compensation paid by the Company to each non-employee director in 2012. Mr. Hsing and Mr. Moyer, who are the Company’s employees, did not receive additional compensation for their services as directors. Mr. Hsing’s compensation as a named executive officer is reflected in the section “Executive Officer Compensation – Summary Compensation Table” below.

Non-Employee Directors	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)		Total Excluding Dividend Adjustments (2)
Karen A. Smith Bogart	$65,500	$84,999	$	---	$150,499
Herbert Chang	$60,000	$84,999	$	---	$144,999
Eugen Elmiger	$20,500	$94,050	$	---	$114,550
Victor Lee	$57,500	$84,999	$	---	$142,499
Douglas McBurnie	$51,500	$84,999	$	---	$136,499
Jeff Zhou	$71,000	$84,999	$	---	$155,999

(1)
Reflects the aggregate grant date fair value of awards granted in 2012, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The following table summarizes the number of outstanding stock awards and option awards held by each of the non-employee directors as of December 31, 2012:

Non-Employee Directors	Stock Awards	Option Awards
Karen A. Smith Bogart	5,062	73,290
Herbert Chang	5,062	17,799
Eugen Elmiger	5,235	--
Victor Lee	5,062	99,465
Douglas McBurnie	5,062	88,995
Jeff Zhou	5,062	41,880

(2)
On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price.  The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend. The incremental fair value as a result of the modifications, computed in accordance with FASB ASC Topic 718, is as follows:

Non-Employee Directors	Stock Awards	Option Awards		Total Dividend Adjustments
Karen A. Smith Bogart	$4,899		$50,851	$55,750
Herbert Chang	$4,899		$10,359	$15,258
Eugen Elmiger	$5,082	$	---	$5,082
Victor Lee	$4,899		$76,400	$81,299
Douglas McBurnie	$4,899		$65,174	$70,073
Jeff Zhou	$4,899		$28,039	$32,938

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche, LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.  Deloitte & Touche has audited the Company’s financial statements since the Company’s 1999 fiscal year.  Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.  Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders.  Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

Audit and Other Fees

The following table shows the fees paid by the Company for the audit and other services provided by Deloitte & Touche for fiscal years 2012 and 2011 (in thousands):

	2012	2011
Audit fees	$955	$955
Audit-related fees	76	57
Tax fees	75	177
All other fees	--	35
Total	$1,106	$1,224

Audit Fees.  In fiscal 2012 and fiscal 2011, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the Company’s quarterly reports and the audit of the Company’s internal control over financial reporting.

Audit fees also include services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings and advice on audit and accounting matters that arise during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Audit-Related Fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees represent professional services for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees represent services other than the services described above.

Pre-Approval of Audit and Non-Audit Services

The charter of the Company’s Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services for fiscal 2012 and fiscal 2011 were pre-approved by the Audit Committee.

PROPOSAL THREE

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required under Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders to again cast an advisory (non-binding) vote on the following resolution at the Annual Meeting:

RESOLVED, that, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of this Proxy Statement for the Annual Meeting, is hereby APPROVED.

This advisory vote, commonly known as a “say-on-pay” vote, gives the Company’s stockholders the opportunity to express their views about the compensation the Company pays to its named executive officers, as described in this Proxy Statement.  Before stockholders vote on this proposal, they should review the Compensation Discussion and Analysis in this Proxy Statement and the tabular and narrative disclosure that follows it.  We currently conduct say-on-pay votes every year, and will conduct the next say-on-pay vote at the 2014 Annual Meeting.

We are committed to responsible compensation practices and structures. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the primary goal of our named executive officer compensation program is the same as our goal for operating the Company―to create long-term value for our stockholders. To achieve this goal, we have designed and implemented our compensation programs for our named executives to motivate and reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers.

Stockholders may vote “for” or “against” the resolution or abstain from voting on the resolution.  The result of the say on pay vote will not be binding on the Company or the Board.  However, the Board values the views of the stockholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED NARRATIVES AND DESCRIPTIONS OF THIS PROXY STATEMENT FOR THE ANNUAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 5, 2013, information relating to the beneficial ownership of the Company’s common stock or shares exchangeable into the Company’s common stock by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s common stock, (ii) each director (or nominee), (iii) each of the named executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc., 79 Great Oaks Boulevard, San Jose, CA 95119.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)

Named Executive Officers and Directors:
Michael R. Hsing (2)	2,069,301	6%
James C. Moyer (3)	1,464,525	4%
Maurice Sciammas (4)	504,988	1%
Deming Xiao (5)	461,159	1%
Saria Tseng (6)	172,006	*
Meera Rao (7)	133,345	*
Victor K. Lee (8)	109,056	*
Herbert Chang (9)	98,762	*
Karen A. Smith Bogart (10)	88,081	*
Douglas McBurnie (11)	68,025	*
Jeff Zhou (12)	53,171	*
Eugen Elmiger (13)	5,000	*
All directors and executive officers as a group (12 persons) (14)	5,227,419	14%

5% stockholders:
FMR LLC (15) (21)	5,320,137	14%
Columbia Wanger Asset Management, LLC (16) (21)	2,295,000	6%
BlackRock Inc. (17) (21)	2,296,058	6%
Frontier Capital Management Co., LLC (18) (21)	2,078,206	6%
Adage Capital Partners, L.P. (19) (22)	2,044,527	6%
The Vanguard Group (20) (21)	1,975,506	5%

* Represents beneficial ownership of less than 1%.

(1)
Based on 36,726,997 shares of our common stock outstanding on April 5, 2013.  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and restricted stock units held by that person that are currently exercisable or become exercisable within 60 days of April 5, 2013 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (i) 465,566 shares held of record by Michael Hsing and Sharon Z. Hsing, husband and wife, as joint tenants, (ii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Michael Hsing 2004 Trust, (iii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Sharon Hsing 2004 Trust, (iv) 33,000 shares held of record by the Hsing Family Foundation, (v) 602,057 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (vi) 15,567 shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(3)	Includes (i) 437,283 shares held in the Moyer Family Revocable Trust and (ii) 20,941 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013.

(4)
Includes (i) 44,004 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust, (ii) 14,371 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Maurice Sciammas 2004 Trust, (iii) 14,371 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Christina Sciammas 2004 Trust, (iv) 273,456 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (v) 8,638 shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(5)
Includes (i) 12,688 shares owned by Julia Chu, Mr. Xiao’s wife, (ii) 282,907 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (iii) 10,172 shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(6)
Includes (i) 3,000 shares held of record by the Saria Tseng Charity Fund, (ii) 42,198 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (iii) 8,246 shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(7)
Includes (i) 1,429 shares of our common stock issuable upon options exercisable within 60 days of April 5, 2013, and (ii) 8,135 shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(8)
Includes (i) 94,467 shares of our common stock issuable upon options exercisable within 60 days of April 5, 2013, and (ii) no shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(9)
Includes (i) 7,500 shares of our common stock issuable upon options exercisable within 60 days of April 5, 2013, and (ii) no shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(10)
Includes (i) 73,292 shares of our common stock issuable upon options exercisable within 60 days of April 5, 2013, and (ii) no shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(11)
Includes (i) 63,998 shares of our common stock issuable upon options exercisable within 60 days of April 5, 2013, and (ii) no shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(12)
Includes (i) 41,882 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (ii) no shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(13)
Includes (i) no shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (ii) no shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(14)
Includes (i) 1,504,127 shares of our common stock issuable under options exercisable within 60 days of April 5, 2013, and (ii) 50,758 shares of restricted stock units scheduled to release within 60 days of April 5, 2013.

(15)
Pursuant to a 13G/A filed with the SEC on February 14, 2013, FMR LLC beneficially owns 5,320,137 shares and has sole voting power over 2,071,224 shares and sole dispositive power over 5,320,137 shares.

(16)
Pursuant to a 13G/A filed with the SEC on February 14, 2013, Columbia Wanger Asset Management, LLC beneficially owns 2,295,000 shares and has sole voting power over 2,062,000 shares and sole dispositive power over 2,295,000 shares.

(17)
Pursuant to a 13G/A filed with the SEC on February 5, 2013, BlackRock, Inc. beneficially owns 2,296,058 shares and has sole voting over 2,296,058 shares and sole dispositive power over 2,296,058 shares.

(18)
Pursuant to a 13G/A filed with the SEC on February 14, 2013, Frontier Capital Management Co., LLC. beneficially owns 2,078,206 shares and has sole voting power over 1,399,456 shares and sole dispositive power over 2,078,206 shares.

(19)
Pursuant to a 13G filed with the SEC on April 8, 2013, Adage Capital Partners, L.P. beneficially owns 2,044,527 shares and has shared voting power over 2,044,527 shares and shared dispositive power over 2,044,527 shares.

(20)
Pursuant to a 13G/A filed with the SEC on February 12, 2013, The Vanguard Group beneficially owns 1,975,506 shares and has sole voting power over 44,107 shares and sole dispositive power over 1,933,399 shares.

(21)	Represents ownership as of December 31, 2012 obtained from Form 13G/A filings. The ownership as of April 5, 2013 was not publicly available.

(22)	Represents ownership as of March 28, 2013 obtained from Form 13G filings. The ownership as of April 5, 2013 was not publicly available.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC.  Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during 2012, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

Certain Relationships and Related Transactions

The Company has a written policy on related party transactions, as defined in the Company’s Code of Ethics and Business Conduct and the Audit Committee Charter. In accordance with the Company’s Code of Ethics and Business Conduct, it is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest, through, for example, a relative or significant other. It is also the responsibility of our Audit Committee, as described in the Audit Committee Charter, to review on an ongoing basis all related party transactions and approve these transactions before they are entered into.

Mr. Xiao’s spouse, Julia Chu, is an employee of the Company as Director of Quality Improvement and Failure Analysis. In 2012, Ms. Chu changed her employment status to a part-time basis and received a base salary of $71,701 and a non-equity incentive award of $64,609. In 2012, Ms. Chu was granted 7,750 shares of restricted stock units. The restricted stock units had a grant date fair market value of $149,675. This equity award was approved by the Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs, and factors considered in making these decisions. This section focuses on the compensation of our “named executive officers” (“NEOs”) for fiscal year 2012, who were:

•	Michael R. Hsing, Chief Executive Officer, President and Chairman of the Board;

•	Meera Rao, Chief Financial Officer;

•	Deming Xiao, President of MPS Asia Operations;

•	Maurice Sciammas, Senior Vice President of Worldwide Sales and Marketing; and

•	Saria Tseng, Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary.

Executive Summary

Compensation Philosophy

The primary goal of our compensation program for our NEOs is the same as our goal for operating the Company ― to create long-term value for our stockholders. To achieve this goal, we have designed and implemented our compensation programs for our NEOs to:

•	motivate and reward them for sustained financial and operating performance and leadership excellence;

•	align their interests with those of our stockholders;

•	encourage our NEOs to focus on achieving both short-term goals as well as long-term developmental goals; and

•	encourage our NEOs to remain with the Company for long and productive careers.

Our compensation elements fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, long-term equity awards and short-term cash incentive compensation. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We believe that maintaining a balance of short-term and long-term compensation elements encourages decision-making that optimizes short-term results and, at the same time, is in keeping with the long-term goals of the Company. We combine the compensation elements for each named executive officer in a manner we believe optimizes the executive’s overall contribution to the Company and its stockholders.

In the 2012 Annual Meeting of Stockholders, we received an overwhelming 94% of the votes by our stockholders in favor of our executive compensation program.  We believe this high level of approval was the result of the changes we have implemented in the second half of 2011 and 2012 in response to the outcome of the “say-on-pay” vote in the 2011 Annual Meeting of Stockholders.

While the say-on-pay vote was only advisory and not binding on the Company, the Board and the Compensation Committee carefully considered the results of the vote in the context of our overall executive compensation program in several special compensation committee meetings and board meetings, with advice from the Compensation Committee’s independent compensation consultant and the Company’s institutional proxy advisor.

Subsequent to the 2012 Annual Meeting of Stockholders, we have continuously reached out to a number of our most significant stockholders and their advisors, including our largest institutional stockholders, to discuss their considerations of the executive compensation program. In response to these discussions with our stockholders, we have further examined our executive compensation program as a whole and have made certain changes to our compensation policies and decisions for 2012 and 2013 to further align our executive compensation structure with our stockholders’ interests and current market practices going forward, including the following:

•
We increased the percentage of the CEO’s equity compensation that is earned based on pre-established performance goals to 50%, and we used long-term performance goals that focus on the Company’s growth and profitability (as described below).  As a result, more than 50% of the target value of the CEO’s short-term and long-term incentives for 2012 and 2013 is subject to performance.  Below is a table of the five years history of the CEO’s compensation compared to the Company’s performance in revenue and operating income:

(1)
On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price. The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend.  The dividend adjustments reflect the incremental fair value as a result of the modifications, computed in accordance with FASB ASC Topic 718.

(2)	The reconciliation of GAAP operating income to Non-GAAP operating income and related disclosures are provided in Annexure A.

•
We imposed restrictions on the maximum cash bonus the Compensation Committee can award to the executives based on pre-established performance criteria.  We eliminated the Compensation Committee’s ability to exercise upward discretion with regard to exceeding maximum cash bonuses under the program, even though the Compensation Committee had never exercised any upward discretion to adjust cash incentive awards to a level exceeding the maximum cash bonuses paid to our NEOs under the program.  In fact, the Compensation Committee has, several times in the past, exercised its negative discretion and significantly reduced the earned payout to the executives to reflect market conditions and/or the Company’s overall performance.  In 2012, the Compensation Committee again exercised its negative discretion and reduced the achieved short-term compensation by as much as 19%. The Compensation Committee continues to have the ability to exercise its negative discretion, but does not have the upward discretion to award cash exceeding the maximum cash bonus.

•
50% of the number of shares subject to equity compensation awards that may be earned by each of our NEOs will be in the form of performance-based equity awards, rather than awards that vest based solely on the passage of time. The performance metrics for these awards are based on the Company’s long-term performance in revenue growth, as pre-set at the beginning of the performance period by the Board, which is generally over a two-year period, and an overall “modifier” based on the Company’s performance relative to its peers, as measured by total stockholder return, or “TSR.”  These performance-based equity awards will only be earned if the Company meets certain revenue targets and can be forfeited entirely if certain minimum revenue targets are not met at the end of the two-year period. In addition, these awards can be earned at a maximum 300% of the target if certain significant stretch revenue goals are met at the end of the two-year period.

•
We adopted different metrics that are used to determine the short term performance-based incentive from the long-term performance-based incentive.  The short term performance-based cash incentive compensation payable to all of our NEOs is based on the Company’s performance in operating income, as pre-set at the beginning of the performance period by the Board.  The use of the operating income metric in our short-term incentive plan, combined with the use of revenue growth and/or TSR performance metrics in our long-term incentive plan, will provide a balanced approach that seeks to reward our executives for achieving the Company’s financial objectives, without taking excessive risk.

•
We adopted a Compensation Recoupment Policy, which we refer to as a “clawback policy,” that permits the Board to recoup any excess performance-based cash compensation paid to key members of our executive team if the financial results on which the performance-based cash compensation awards were based are restated due to fraud or intentional misconduct by the executive;

•	We adopted significant stock ownership guidelines that are applicable to our NEOs;

•	We have not entered into or modified any employment, severance, or other agreements that provide for an excise tax gross-up payment since 2008; and

•
We adopted a policy prohibiting our directors and officers (including our NEOs) from engaging in certain hedging and monetization transactions with respect to the Company securities that they hold without prior Board approval. The policy also prohibits our directors and officers (including our NEOs) from engaging in any short sales of the Company’s securities.

We believe that these changes and adjustments to our compensation program align the interests of our NEOs and our stockholders and strengthen our compensation governance framework, which resulted in an overwhelming support of our pay-for-performance compensation program by our stockholders in the 2012 Annual Meeting of Stockholders.

Highlights of our 2012 Financial and Business Performance

Our compensation program promotes and incentivizes strong growth in revenue and profitability.  As a result of management’s push for growth, we are seeing our overall business improve as we realize the benefits of steps taken to introduce innovative products, expand our sales and marketing team and achieve design wins in new high value markets.  We believe that these actions will diversify and sustain our future revenue growth. Major financial highlights in 2012 include:

•	Revenue grew 8.8% to $213.8 million in 2012, outperforming the analog industry with the Semiconductor Industry Association estimating that total analog industry revenue shrank 7.2%.

•	Gross margin increased from 51.7% in 2011 to 52.9% in 2012.

•	Operating income was $17.3 million in 2012, representing a 28.8% increase over 2011.

•	Diluted EPS was $0.43 per share in 2012, representing a 13.2% increase over 2011.

Our most significant recent business achievements in 2012 include:

•	We grew revenue in each of our targeted market segments – industrial, computing, and communications.

•
Our performance in the industrial markets was fueled by increased product sales for applications in smart meters and general industrial, as well as commercial LED lighting.  We have seen significant design win activities in building automation, security, appliances, environmental controls and automotive markets.

•	In the computing markets, we have been able to grow storage revenue and our industry leading point of load products have gained wide acceptance in servers and ultrabooks.

•
In the communications markets, we introduced additional ease of use power module products targeting high efficiency and space constrained applications.  These products have generated great interest from networking as well as top tier customers in other market segments.

•
We launched our next generation BCD4 process technology which represents as much as a 50% die size reduction from our BCD3 technology.  BCD3 technology leapfrogged the competition and BCD4 will enable us to deliver the highest power density products in the semiconductor industry greatly reducing system size and complexity.

In addition, we have delivered strong total stockholder return, with our stock price increasing 54% in 2012, which is considerably higher than the total stockholder return of our peer group and the PHLX Semiconductor Sector Index, as show in the graph below:

The Company is experiencing growth in revenues and is well positioned for future performance. We believe that our compensation programs are aligned with the interests of our stockholders and provide appropriate incentives for achieving further improvement in our overall business and financial performance.

Compensation Objectives

Our Compensation Committee believes that our executive compensation program is effective because it is designed to reward the achievement of specific annual, long-term and strategic goals, and that in so doing the program aligns the interests of our NEOs with the interests of our stockholders over the long term.  We seek to reward performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. In order to achieve this goal, the compensation programs that are applicable to the NEOs are designed and implemented to retain, motivate and reward our executives for sustained financial and operating performance and leadership excellence, while at the same time aligning the interests of the NEOs with the interests of our stockholders by linking a significant portion of their total compensation to our achievement of specified short-term and long-term performance goals.

We maintain a balance of short-term and long-term compensation elements to encourage decision-making that optimizes short-term results and, at the same time, is in keeping with the long-term goals of the Company. As described in more detail under “―Executive Compensation Components” below, our key compensation elements consist of salary, long-term equity awards and short-term cash incentive compensation.  We combine these compensation elements for each NEO in a manner that we believe optimizes the executive’s overall contribution to the Company and its stockholders.

Our Compensation Committee also considers potential risks when reviewing and approving compensation programs and takes steps to limit incentives that would encourage excessive levels of risk.  With the assistance of independent compensation consultants, our Compensation Committee evaluated our compensation programs, policies and decisions in 2012 and determined that:

•	compensation levels remain at competitive levels for our CEO and the other NEOs;

•	the compensation provided to our NEOs remains consistent with the level of performance delivered by the Company and our NEOs individually; and

•	the mix of cash and equity-based compensation with different performance measurement criteria provides the proper incentive to our NEOs without encouraging excessive risk taking.

The Roles of the Compensation Committee and the CEO in Setting Compensation

The Compensation Committee, which is comprised solely of independent directors, has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other NEOs. The Compensation Committee Charter, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com, was originally adopted on October 26, 2007, and is updated periodically.  The Compensation Committee meets on no less than a quarterly basis and has the authority to delegate any of its responsibilities to subcommittees as appropriate.  In 2012, the Compensation Committee met six times.

For 2012, the Compensation Committee independently evaluated the performance of the CEO and determined CEO compensation in light of the goals and objectives of the compensation program. In 2012, the CEO and the Compensation Committee together assessed the performance of the other NEOs.  The Compensation Committee then determined the other NEOs’ compensation based on initial recommendations from the CEO. The other NEOs discussed their individual performance objectives with the CEO, but they did not play a role in their own compensation determinations. In 2012, the Company’s CEO attended a portion of all of the meetings of the Compensation Committee but departed each meeting prior to any discussion of his own compensation. The Compensation Committee also regularly met in closed session without the CEO or other management personnel present.

Compensation Consultants

In 2012, the Compensation Committee retained Meyercord & Associates as the compensation consultant to the Committee with respect to the Company’s non-employee director and executive compensation programs. Meyercord & Associates did not perform any other work for the Company for which it received compensation in excess of $120,000. The Compensation Committee periodically seeks input from Meyercord & Associates on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data.  Meyercord & Associates also provides general observations on the Company’s compensation programs, but it does not determine the amount or form of compensation for the NEOs.  See the discussion below under the heading “Determining Compensation for 2012” for a description of the services provided by Meyercord & Associates to the Compensation Committee relating to 2012 compensation of our NEOs.  The Compensation Committee has assessed the independence of Meyercord & Associates pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Meyercord & Associates from serving as an independent consultant to the Compensation Committee.

Executive Compensation Components

The table below summarizes the core elements, objectives and key features of our compensation program for our NEOs:

Compensation Component	Objectives Associated with the Compensation Component		Key Features of the Compensation Component
Base salary	•	Designed to reward individual effort associated with job-related duties and to attract and retain talented executive officers.	•	Paid in cash.

The Compensation Committee annually reviews and determines the base salary of our NEOs in consultation with our CEO. Base salaries are evaluated in the context of competitive conditions as indicated by an analysis of salary practices at our peer companies, discussed below.

Short-term cash incentive compensation	•	Designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve short-term Company and individual goals.	•	Paid in cash as bonus based on the achievement of the Company’s operating income targets, as well as achieving certain corporate and individual goals.

The Compensation Committee believes that the performance criteria in the plan and the weighting between individual and company performance reflects best practices for achieving a desirable balance across company, team and individual performance and seeks to align the financial interests of the Company’s executives with those of the Company’s stockholders. Our short-term cash incentive compensation is subject to our clawback policy, which requires the Board to recoup any excess performance-based cash compensation paid to key members of our executive team if the financial results on which the performance-based cash compensation awards were based are restated due to fraud or intentional misconduct by the executive.

Long-term incentive compensation	•	Designed to align the interests of our executives with the interests of the stockholders focusing on the Company’s long-term revenue performance and stockholder return.	●
Our long-term incentive compensation consists of restricted stock units (“RSUs”). In determining the number of RSUs granted to each of the NEOs, the Compensation Committee establishes the aggregate value of the RSUs granted based on an individual multiple of each NEO’s target cash compensation. The multiple was determined based on the position and responsibility of each NEO.

In 2012, 50% of the equity compensation payable to our NEOs, as determined by the Compensation Committee, is in the form of performance-based awards, rather than awards which vest based on the passage of time. The performance metrics for these awards are based on the Company’s long-term revenue performance, as pre-set at the beginning of the performance period by the Board, and the Company’s performance relative to its peers, as measured by total stockholder return.

Determining Compensation for 2012

In 2012, Meyercord & Associates reviewed the Company’s executive compensation program, focusing on improving the program’s effectiveness in support of the Company’s long-term growth and business strategy. Meyercord & Associates participated in the Compensation Committee meetings and Board meetings involving discussions related to executive compensation and made recommendations including timetables of implementing changes after careful studies of the Company’s executive compensation history and thorough understandings of the Company’s compensation philosophy, as well as its short-term and long-term business objectives of profitability and return to stockholders.

As part of the reviews, Meyercord & Associates recommended an industry peer group consisting of 18 publicly traded semiconductor companies with revenues between 0.5 times and 2 times of the Company’s revenue for the most recent four quarters.  Meyercord & Associates developed the peer group, with the assistance of management and the Compensation Committee.  The peer group consisted of:

2012 Industry Peer Group Companies
Anadigics, Inc.
Applied Micro Circuits Corporation
Cavium, Inc.
DSP Group, Inc.
Entropic Communications, Inc.
Exar Corporation
Hittite Microwave Corporation
Lattice Semiconductor Corporation
LTX-Credence Corporation
Micrel, Inc.
PLX Technology, Inc.
Pericom Semiconductor Corporation
Power Integrations, Inc.
Rudolph Technologies, Inc.
Sigma Designs, Inc.
Silicon Image, Inc.
Vitesse Semiconductor Corporation
Volterra Semiconductor Corporation

 In making 2012 compensation decisions, this peer group provided a relevant gauge of compensation levels, taking into account that the enterprise value should be in similar range of the Company from 50% to 200%. In addition, the peer group indicates the practices of organizations of comparable scope and focus and provides a reference point for establishing corporate performance expectations for our compensation programs.

The chart below illustrates the CEO’s total compensation components during the period from 2008 to 2012, which reflects how the CEO’s total compensation from 2008 to 2010 varied dramatically in large measure due to variations in annual equity grant dates for stock options and restricted stock units.  Because no equity awards had been granted during 2009, the 2010 grants were larger than what might have otherwise been granted.  Beginning in 2011, we grant annual performance equity awards in the beginning months of the year.

(1)
On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend, but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price.  The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend. The dividend adjustments reflect the incremental fair value as a result of the modifications, computed in accordance with FASB ASC Topic 718.

Analysis of 2012 Compensation Elements

Based on the recommendations of Meyercord & Associates, the Compensation Committee decided to significantly change the Company’s executive compensation program for 2012.  These changes reflect the Company’s commitment to provide the NEOs with market competitive compensation that closely aligns the interests of the NEOs with those interests of our stockholders.

Base Salaries.  We generally seek to set our executives’ base salaries each year at levels which are competitive with our peer companies based on each individual executive’s role and the scope of his or her responsibilities, also taking into account the executive’s experience and the base salary levels of other executives within the Company. The Compensation Committee typically reviews base salaries every fiscal year and adjusts base salaries to take into account competitive market data, company and individual performance from the prior fiscal year and promotions or changes in responsibilities. For 2012, we benchmarked base salaries at the 50th percentile of our peer group.

The NEO’s base salaries for 2012, compared to 2011, were as follows:

NEOs	2012 Base Salary	2011 Base Salary	% Increase
Michael Hsing	$448,000	$400,000	12%
Meera Rao	$260,000	$260,000	0%
Deming Xiao	$340,000	$320,000	6%
Maurice Sciammas	$300,000	$300,000	0%
Saria Tseng	$300,000	$260,000	15%

For 2012, the base salary for Mr. Hsing increased 12% in view of the lack of any increase in Mr. Hsing’s base salary over the last four years and, as discussed in more detail below, the recent reduction in Mr. Hsing’s target cash bonus opportunity under our short-term incentive compensation program.  The base salary for Mr. Xiao increased 6% to better align his pay with increased responsibilities in business operations and competitive considerations in the marketplace.  The base salary for Ms. Tseng increased 15% to better align her pay with increased responsibilities in legal affairs and strategic corporate development, as well as competitive considerations in the marketplace.

Short-Term Cash Incentive Compensation.  In 2012, the Compensation Committee established cash incentive compensation (“bonus”) opportunities for our NEOs based on the Company meeting certain operating income performance targets as well as the Company and the NEOs achieving certain corporate and individual goals during 2012. The Compensation Committee felt that the performance criteria in the short-term cash incentive program and the weighing between individual and Company performance metrics reflected best practices for achieving a desirable balance across the Company, team and individual performance and aligned the financial interests of the Company’s executives with those of the Company’s stockholders.

For 2012, the Compensation Committee decided to use non-GAAP operating income as the sole performance metric for determining the Company performance element of the short-term incentive compensation.  The Compensation Committee believes that non-GAAP operating income best reflects of our short-term performance for the purposes of determining the bonus level.  For the purposes of this performance metric, non-GAAP operating income is defined as GAAP operating income less stock-based compensation expense and any extraordinary one-time charges. The plan has variable performance payouts based on achieving the financial and discretionary goals.

The plan structure for 2012 was as follows:

1.
A target financial bonus as a percentage of base salary was established for each of the NEOs based on the approved annual operating plan. If the Company achieved 80% or less of the target non-GAAP operating income, zero financial bonus would be earned. If the Company achieved $27.4 million in non-GAAP operating income, then 100% of the target financial bonus would be earned. If the Company achieved 115% of the target non-GAAP operating income, then the maximum financial bonus would be earned.  The Compensation Committee elected to reduce the maximum financial bonus from  250% of target in 2011 to 200% of target in 2012. If the Company achieved results between the maximum and target or target and threshold levels, then the amount of payout would be determined based on straight-line mathematical interpolation.

2.
The CEO’s total target bonus opportunity was reduced from 125% of base salary in 2011 to 100% of base salary in 2012, which was based on the Company’s non-GAAP operating income and the Company’s overall performance as determined by the Compensation Committee and approved by the Board.

3.
For the rest of the NEOs for 2012, their total target bonus consisted of two components: a financial bonus and a bonus based on the achievement of management objectives (“MBOs”). In addition, the CEO could recommend that the Compensation Committee award a special discretionary bonus not to exceed 10% of each NEO’s target bonus for extraordinary performance.  Specifically,

a.	The total target bonus for each other NEO was 80% of the executive’s annual base salary;

b.
The financial bonus accounted for 50% of the NEO’s total target bonus and was to be earned in equal amounts based on the Company’s non-GAAP operating income targets, as established in the approved annual operating plan (see #1 above).

c.
The MBO bonus accounted for 50% of the NEO’s total target bonus and was to be earned based on achievement of each officer’s individual management objectives, as determined by the CEO and approved by the Compensation Committee.

For 2012, the Company’s actual non-GAAP operating income exceeded 115% of the target non-GAAP operating income, which resulted in the maximum bonus payout (200%) of the target financial bonus.  The Compensation Committee has the authority to reduce the amounts payable in its discretion (but not the authority to increase such amounts), and the Compensation Committee concluded that it is in the best interests of the Company and its stockholders to reduce the amounts paid to equal the amounts shown in the table below.

NEOs	Total Target Bonus	Total Bonus Achieved	Actual Bonus Payout Approved by the Compensation Committee
Michael Hsing	$448,000	$896,000	$841,260
Meera Rao	$208,000	$332,800	$309,693
Deming Xiao	$272,000	$435,200	$354,138
Maurice Sciammas	$240,000	$384,000	$365,338
Saria Tseng	$240,000	$384,000	$375,338

Overall, our Compensation Committee may, in its discretion, reduce the amount of bonus otherwise payable to our NEOs under our short-term non-equity incentive compensation program.  Our Compensation Committee has, in the past, exercised its negative discretion several times and reduced a significant portion of the cash bonus payouts that were earned under the pre-established financial objectives.  In those instances, the executives would have been entitled to incentive bonuses well in excess of the target bonuses.  The Compensation Committee exercised its negative discretion for various reasons.  For example, in recognition of the difficulty of setting performance targets during the depth of the recession and financial crisis, the Compensation Committee would evaluate the market condition and the Company’s financial performance in totality and adjust the payout amount downward. We believe that such actions demonstrate alignment between the interests of our management team and stockholders. However, our Compensation Committee has never exercised upward discretion to adjust cash incentive payout exceeding maximum bonus even when the Company has outperformed target metrics and ranked highest among its peer group, because the Compensation Committee believes that the rewards to our executives will be reflected in the Company’s long-term equity performance.

Long-Term Equity Incentive Compensation.  Long-term equity awards are designed to reward and retain our valued executives, to help us effectively compete for executives that can strategically position the Company for future growth and financial success, and to encourage our executives to focus on achieving long-term development goals for the future.

            In determining the number of RSUs granted to each of the NEOs, the Compensation Committee establishes the aggregate value of the RSUs granted based on the application of an individual multiple to each NEO’s target cash compensation. The Compensation Committee selects the individual multiple based on the position and responsibility of each of the NEOs and the extent to which each of these officers was viewed as being able to develop the vision, drive the strategy and affect certain cost savings for the Company at large.

In 2012, the Board granted the following equity awards to our NEOs:

				Dividend Adjustments (1)
NEOs	Time-Based RSUs	Target Performance Share Units	Total	Time-Based RSUs and Performance Share Units	Stock Options	Total Equity Awards with Dividend Adjustments
Michael Hsing	76,451	76,450	152,901	13,353	27,057	193,311
Meera Rao	22,244	22,243	44,487	3,764	1,429	49,680
Deming Xiao	32,724	32,723	65,447	5,110	12,721	83,278
Maurice Sciammas	25,666	25,665	51,331	3,905	13,901	69,137
Saria Tseng	25,666	25,665	51,331	3,723	3,048	58,102

(1)
On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend, but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price.  The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend. The dividend adjustments reflect the incremental shares granted as a result of the modifications.

The Compensation Committee recognizes that a significant portion of the Company’s long-term equity incentive compensation should be tied to the achievement of Company long-term performance as a means of achieving greater alignment between compensation and performance for the NEOs.  For 2012, the equity awards will vest over a four-year period:

•	50% of the RSUs are time-based equity awards which vest quarterly over two years (the “Time-based RSUs”).

•
The remaining 50% of the RSU awards is a target number of RSUs to be earned in the first quarter of 2014 upon achievement of a pre-determined performance target (the “PSUs”), half of which will vest when earned, with the remainder vesting quarterly over another two years thereafter.

The amount of PSUs ultimately earned by the NEOs will vary based upon the actual revenue for 2013.  In addition, the amount of PSUs ultimately earned can be adjusted downward based on the Company’s two-year total stockholder return at the end of the performance period.  The specific terms of the PSUs are as follows:

1.
The performance period will be calendar years 2012 and 2013.  Achievement of the pre-established performance metric will be determined based on the annual financial results for 2013, and the relative TSR of the Company as compared to the compensation peer group over the two-year performance period from the beginning of the performance period to the end of 2013.

2.	The target performance metric is $225 million in revenue in 2013. If the target performance metric is met, the NEOs will be eligible to earn 100% of the target PSU awards.

3.	The maximum performance metric is $280 million in revenue in 2013. If the maximum performance metric is met, the NEOs will be eligible to earn 300% of the target PSU awards.

4.	If the Company’s revenue is $204 million or below in 2013, the NEOs will earn 0% of the target PSU awards.

5.
If, at the end of the performance period, the Company’s TSR is below the 50th percentile of the comparative TSR of the compensation peer group and at or above the 25th percentile of the comparative TSR of the compensation peer group, then the amount of PSUs earned as determined by the achievement of revenue goals as described above will be reduced by another 10% of the amount.

6.
If, at the end of the performance period, the Company’s TSR is below the 25th percentile of the comparative TSR of the compensation peer group, then the amount of PSUs earned as determined by the achievement of revenue goals as described above will be reduced by another 15% of the amount.

7.	No upward adjustment will be made to the PSUs earned if the Company’s TSR is at or exceeds the 50th percentile of the Company’s compensation peer group.

We believe that the changes and adjustments to our compensation program in 2012 align the interests of our NEOs and our stockholders and build upon our strong compensation governance framework.

We have determined that our stockholders should cast an advisory vote on the compensation of our NEOs on an annual basis. Accordingly, our board recommends that you vote “FOR” Proposal 3 at the annual meeting. For more information, see “Proposal 3 – Advisory Vote on Named Executive Officer Compensation” in this proxy statement.

Compensation Changes for 2013- Long-Term Equity Incentive Compensation

The Compensation Committee recognizes that a significant portion of the Company’s long-term equity incentive compensation should be tied to the achievement of Company performance as a means of achieving greater alignment between compensation and performance for the NEOs.  Therefore, for 2013, we have increased the portion of RSU awards that is performance-based: 25% of the RSU grants are time-based equity awards which vest quarterly over two years, and the remaining 75% of the RSU awards is a target number of RSUs that can be earned upon achievement of a pre-determined performance target for the Company’s revenue in 2014, half of which will vest when earned, with the remainder vesting quarterly over two years after 2014.  By allocating a larger percentage of total compensation to performance-based equity awards, we have aligned our executive compensation structure with our stockholders’ interests by tying a significant portion of executive’s compensation to the Company’s performance.

Severance and Change-in-Control Arrangements

We have severance arrangements with all of our NEOs pursuant to employment agreements, which provide for such executives to receive certain payments and benefits upon termination of their employment with the Company in certain circumstances, including in connection with a change-in-control. For all change-in-control severance arrangements, the named executive officer is entitled to benefits if his or her employment is terminated without cause or if he or she leaves for good reason within one year following a change-in-control. This approach is commonly referred to as a “double-trigger” arrangement and is favored by many institutional investors and their advisors. A “change-in-control” of the Company refers to a merger or consolidation after which our stockholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets. “Cause” is generally defined as: the named executive officer’s failure to perform the duties or responsibilities of his or her employment, the named executive officer personally engaging in illegal conduct that is detrimental to the Company, the named executive officer being convicted of or pleading nolo contendere to a felony or other crime involving moral turpitude, or the named executive officer committing a material act of dishonesty, fraud or misappropriation of property. “Good reason” generally means the named executive officer’s termination of employment following the expiration of any cure period following the occurrence of: a material reduction in compensation (except where a substantially equivalent reduction is applied to all officers of the Company), a material reduction in the named executive officer’s duties, or a material change in the location at which the named executive officer performs services.

The Company implemented the severance and change-in-control arrangements for retention purposes and to ensure the continued loyalty and service of our named executive officers notwithstanding the possibility of a termination or severance. These arrangements were subjectively determined through negotiations with each named executive officer and are discussed in “Potential Payments Upon Termination or Termination Upon Change-in-Control” below.

Other Compensation

The Compensation Committee does not provide compensation packages for our executives that include many perquisites. Further, we do not provide our executives with deferred compensation plans or defined benefit plans, other than our 401(k) plan for which our Company does not make a matching contribution. The Company also offers a number of other benefits to named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the Employee Stock Purchase Program, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance and health and dependent care flexible spending accounts.  We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees.

Stock Ownership Guidelines

In February 2012, the Compensation Committee established stock ownership guidelines for our executive officers and directors. These guidelines reinforce the importance of aligning the interests of our executive officers and directors with the interests of our stockholders.

For the executive officers, the guidelines are determined as a multiple of each executive officer’s base salary, and then converted to a fixed number of shares.   The multiples applicable to our NEOs are as follows:

NEOs	Stock Ownership Guideline
Michael Hsing	5 x base salary
Meera Rao	2 x base salary
Deming Xiao	2 x base salary
Maurice Sciammas	2 x base salary
Saria Tseng	2 x base salary

Equity interests that count toward the satisfaction of the ownership guideline include shares owned directly or indirectly by the executive, including restricted or unrestricted shares or stock units (excluding restricted shares or stock units that remain subject to achievement of performance goals), and any shares owned in our savings plans, such as the Company’s 401(k), or acquired through the Employee Stock Purchase Plan. Executives have five years from the date of adoption of the guidelines or their appointment as an executive officer, as applicable, to attain these ownership levels. All of the named executive officers currently meet the stock ownership guidelines.

For the non-employee directors, the stock ownership guidelines are determined as a multiple of the annual retainer paid to the non-employee director and then converted to a fixed number of shares.  The guideline for the non-employee directors is set at two (2) times each of the non-employee director’s annual retainer.  These guidelines are initially determined as of the later of the date these Stock Ownership Guidelines were adopted and the date the non-employee director was elected to the Board.

Policy Regarding Clawback of Incentive Compensation

In February 2012, the board of directors adopted a Compensation Recoupment Policy, which requires the Board of Directors to recoup any excess performance-based cash  compensation paid to key members of our executive team, including the NEOs, if the financial results on which the incentive compensation awards were based are restated due to fraud or intentional misconduct by the executive, if the Board of Directors determines, in its sole discretion, that it is in the best interests of the Company and its stockholders for the executive to repay or forfeit all or any portion of the subject performance-based cash  compensation.

Equity Incentive Granting Policies

For a discussion of our equity incentive granting process, see the section of this proxy statement entitled “Equity Incentive Grant Policies” below.

Anti-Hedging and Monetization Transactions and Short Sales

We prohibit our directors and officers (including our named executive officers) from engaging in hedging or monetization transactions with respect to the Company securities that they obtained through the Company’s plans or otherwise, including transactions involving the use of financial instruments such as prepaid variable forwards, equity swaps, collars, forward sale contracts and exchange funds, and we prohibit our officers and directors from engaging in such transactions without prior Board approval.  We also prohibit our directors and officers (including our named executive officers) from engaging in any short sales of the Company’s securities.

Tax and Accounting Impacts of Equity Grants

In issuing equity incentive grants to our employees, including our named executive officers, the accounting and tax impacts on the Company’s income statement are considered as part of the financial planning process.

Under section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the three other most highly compensated executive officers (other than the CFO) employed on the last day of the fiscal year to the extent that any of such persons receive more than $1,000,000 in compensation in the fiscal year. However, if we pay compensation that is “qualified performance-based compensation” under section 162(m), we may be able to receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. See “Proposal Five - Approval of the Monolithic Power Systems, Inc. Master Cash Performance Bonus Plan” for the proposal to adopt the Company's master cash performance bonus plan, so that incentive compensation payable to these executive officers may qualify as performance-based compensation for purposes of section 162(m) of the Internal Revenue Code.

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of options and RSUs under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

 The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such review and discussion, the Compensation Committee recommended to the Company’s Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2012.

Members of the Compensation Committee:

Jeff Zhou, Chairman
Karen A. Smith Bogart
Herbert Chang

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2012 were Karen A. Smith Bogart, Herbert Chang, and Jeff Zhou. No Compensation Committee member was at any time during 2012, or at any other time, an officer or employee of the Company or any of its subsidiaries.  No executive officer of the Company serves on the board or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

 Compensation Risk Management

In 2012, the Company’s management, including members from the Company’s internal legal, accounting, finance and human resources departments, undertook a subjective review of the Company’s compensation policies and practices that applied to all of its employees, including the following: annual base salaries, the 2012 Bonus Plan, equity incentive awards under the 2004 Equity Incentive Plan and the Employee Stock Purchase Plan. This review was designed to review, consider and analyze the extent to which, if any, the Company’s compensation policies and practices might create risks for the Company, and this review also focused on variable and incentive compensation elements, as well as policies and practices that could mitigate or balance any such incentives. After conducting this review, management determined that none of the Company’s compensation policies and practices for its employees creates any risks that are reasonably likely to have a material adverse effect on the Company. The results of the review and management’s determination were reviewed and independently considered by the Compensation Committee, which concurred with management’s assessment.

Summary Compensation Table

             The following table sets forth the 2012 compensation and, as applicable, the 2011 and 2010 compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which officers together constitute our NEOs.

NEOs	Year	Salary		Stock Awards (1)		Option Awards		Non-Equity Incentive Plan Compensation (2)		All Other Compensation			Total Excluding Dividend Adjustments (3)
Michael R. Hsing	2012		$448,000		$2,688,000	$	---		$841,260	$	---			$3,977,260
	2011		$400,000		$2,400,570	$	---		$455,000	$	---			$3,255,570
	2010		$400,000		$4,575,500	$	---		$650,000	$	---			$5,625,500
Meera Rao (4)	2012		$260,000		$782,082	$	---		$309,693	$	---			$1,351,775
	2011		$253,774		$925,710	$	---		$185,000	$	---			$1,364,484
	2010	$	---	$	---	$	---	$	---	$	---		$	---
Deming Xiao	2012		$340,000		$1,150,558	$	---		$354,138		$88,089	(6)		$1,932,785
	2011		$320,000		$925,710	$	---		$304,000	$	---			$1,549,710
	2010		$317,231		$1,381,240	$	---		$360,000	$	---			$2,058,471
Maurice Sciammas	2012		$300,000		$902,399	$	---		$365,338	$	---			$1,567,737
	2011		$300,000		$768,810	$	---		$260,000	$	---			$1,328,810
	2010		$300,000		$793,700	$	---		$350,000	$	---			$1,443,700
Saria Tseng (5)	2012		$300,000		$902,399	$	---		$375,338	$	---			$1,577,737
	2011	$	---	$	---	$	---	$	---	$	---		$	---
	2010	$	---	$	---	$	---	$	---	$	---		$	---

(1)
The amounts reflect the aggregate fair value of the awards as of their grant date calculated in accordance with ASC Topic 718.  The value was calculated by multiplying the closing price of the Company’s stock price on the grant date by the number of shares. For more information regarding the 2012 RSU awards, see the “Grants of Plan-Based Awards During the Year Ended December 31, 2012” table below and the “Compensation Discussion and Analysis” section above. The amounts shown exclude the impact of estimated forfeitures related to service-based conditions.  Assumptions used in the calculation of these amounts are included in Note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 5, 2013.

(2)
The Non-Equity Incentive Plan Compensation amounts for the NEOs for 2012 were based on the Company’s non-equity incentive plan, the details of which are disclosed in the “Compensation Discussion and Analysis ― Short-Term Cash Incentive Compensation” section above. These amounts have been approved by the Compensation Committee and take into consideration each individual’s performance as well as the Company’s achievement of non-GAAP operating income for the year ended December 31, 2012.

(3)
On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend, but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price. The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend. The incremental fair value as a result of the modifications, computed in accordance with FASB ASC Topic 718, is as follows:

NEOs	Year	Stock Awards		Option Awards		Total Dividend Adjustments
Michael R. Hsing	2012		$288,158		$488,582		$776,740
	2011	$	---	$	---	$	---
	2010	$	---	$	---	$	---
Meera Rao	2012		$81,226		$26,809		$108,035
	2011	$	---	$	---	$	---
	2010	$	---	$	---	$	---
Deming Xiao	2012		$110,274		$239,976		$350,250
	2011	$	---	$	---	$	---
	2010	$	---	$	---	$	---
Maurice Sciammas	2012		$84,269		$259,600		$343,869
	2011	$	---	$	---	$	---
	2010	$	---	$	---	$	---
Saria Tseng	2012		$80,343		$58,721		$139,064
	2011	$	---	$	---	$	---
	2010	$	---	$	---	$	---

(4)	Ms. Rao became an NEO on her promotion to Chief Financial Officer in January 2011.

(5)	Ms. Tseng became an NEO in 2012.

(6)	This amount represents the Company’s reimbursement to Mr. Xiao’s housing expenses in Chengdu, China in connection with his extended stay in China due to his increased responsibilities.

Grants of Plan-Based Awards For the Year Ended December 31, 2012

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards:	All other option awards:	Exercise or base	Grant date fair value
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	number of shares of stock or units (#)	number of securities underlying options (#)	price of option awards ($/sh)	of stock and option awards
Michael Hsing	-	$0	$448 000	$896,000	-	-	-	-	-	-	-
	2/14/2012	-	-	-	0	76,450	229,350	-	-	-	$1,343,991
	2/14/2012	-	-	-	-	-	-	76,451	-	-	$1,344,009
	12/28/2012 (3)	-	-	-	-	-	-	2,941	-	-	$63,467
	12/28/2012 (3)	-	-	-	-	-	-	514	-	-	$11,092
	12/28/2012 (3)	-	-	-	-	-	-	4,050	-	-	$87,399
	12/28/2012 (3)	-	-	-	-	-	-	3,600	-	-	$77,688
	12/28/2012 (3)	-	-	-	-	-	-	2,248	-	-	$48,512
	12/28/2012 (3)	-	-	-	-	-	-	-	5,882	$12.40	$123,054
	12/28/2012 (3)	-	-	-	-	-	-	-	3,529	$17.92	$55,216
	12/28/2012 (3)	-	-	-	-	-	-	-	3,529	$14.89	$63,010
	12/28/2012 (3)	-	-	-	-	-	-	-	14,117	$15.03	$247,302
Meera Rao	-	$0	$208,000	$332,800	-	-	-	-	-	-	-
	2/14/2012	-	-	-	0	22,243	66,729	-	-	-	$391,032
	2/14/2012	-	-	-	-	-	-	22,244	-	-	$391,050
	12/28/2012 (3)	-	-	-	-	-	-	441	-	-	$9,517
	12/28/2012 (3)	-	-	-	-	-	-	61	-	-	$1,316
	12/28/2012 (3)	-	-	-	-	-	-	1,561	-	-	$33,686
	12/28/2012 (3)	-	-	-	-	-	-	1,047	-	-	$22,594
	12/28/2012 (3)	-	-	-	-	-	-	654	-	-	$14,113
	12/28/2012 (3)	-	-	-	-	-	-	-	1,429	$12.92	$26,809
Deming Xiao	-	$0	$272,000	$435,200	-	-	-	-		-	-
	2/14/2012	-	-	-	0	32,723	98,169	-	-	-	$575,270
	2/14/2012	-	-	-	-	-	-	32,724	-	-	$575,288
	12/28/2012 (3)	-	-	-	-	-	-	882	-	-	$19,034
	12/28/2012 (3)	-	-	-	-	-	-	164	-	-	$3,539
	12/28/2012 (3)	-	-	-	-	-	-	1,561	-	-	$33,686
	12/28/2012 (3)	-	-	-	-	-	-	1,541	-	-	$33,255
	12/28/2012 (3)	-	-	-	-	-	-	962	-	-	$20,760
	12/28/2012 (3)	-	-	-	-	-	-	-	80	$10.41	$1,660
	12/28/2012 (3)	-	-	-	-	-	-	-	2,127	$10.41	$43,934
	12/28/2012 (3)	-	-	-	-	-	-	-	3,294	$11.31	$71,046
	12/28/2012 (3)	-	-	-	-	-	-	-	1,882	$17.92	$29,448
	12/28/2012 (3)	-	-	-	-	-	-	-	1,103	$14.89	$19,698
	12/28/2012 (3)	-	-	-	-	-	-	-	4,235	$15.03	$74,190
Maurice Sciammas	-	$0	$240,000	$384,000	-	-	-	-	-	-	-
	2/14/2012	-	-	-	0	25,665	76,995	-	-	-	$451,191
	2/14/2012	-	-	-	-	-	-	25,666	-	-	$451,208
	12/28/2012 (3)	-	-	-	-	-	-	441	-	-	$9,517
	12/28/2012 (3)	-	-	-	-	-	-	205	-	-	$4,423
	12/28/2012 (3)	-	-	-	-	-	-	1,297	-	-	$27,989
	12/28/2012 (3)	-	-	-	-	-	-	1,208	-	-	$26,069
	12/28/2012 (3)	-	-	-	-	-	-	754	-	-	$16,271
	12/28/2012 (3)	-	-	-	-	-	-	-	956	$8.90	$19,877
	12/28/2012 (3)	-	-	-	-	-	-	-	3,043	$8.90	$63,276
	12/28/2012 (3)	-	-	-	-	-	-	-	1,882	$11.31	$40,595
	12/28/2012 (3)	-	-	-	-	-	-	-	2,682	$17.92	$41,964
	12/28/2012 (3)	-	-	-	-	-	-	-	1,103	$14.89	$19,698
	12/28/2012 (3)	-	-	-	-	-	-	-	4,235	$15.03	$74,190
Saria Tseng	-	$0	$240,000	$384,000	-	-	-	-	-	-	-
	2/14/2012	-	-	-	0	25,665	76,995	-	-	-	$451,191
	2/14/2012	-	-	-	-	-	-	25,666	-	-	$451,208
	12/28/2012 (3)	-	-	-	-	-	-	441	-	-	$9,517
	12/28/2012 (3)	-	-	-	-	-	-	288	-	-	$6,215
	12/28/2012 (3)	-	-	-	-	-	-	1,032	-	-	$22,271
	12/28/2012 (3)	-	-	-	-	-	-	1,208	-	-	$26,069
	12/28/2012 (3)	-	-	-	-	-	-	754	-	-	$16,271
	12/28/2012 (3)	-	-	-	-	-	-	-	894	$7.64	$19,068
	12/28/2012 (3)	-	-	-	-	-	-	-	884	$15.28	$15,734
	12/28/2012 (3)	-	-	-	-	-	-	-	329	$14.93	$5,864
	12/28/2012 (3)	-	-	-	-	-	-	-	941	$12.42	$18,055

(1)
Amounts shown reflect the threshold, target, and maximum awards under the short-term cash incentive compensation program, which is described in detail in the “Analysis of 2012 Compensation Elements - Short-term Cash Incentive Compensation” section above.

(2)
Amounts shown reflect the threshold, target, and maximum number of shares that may be earned under the long-term equity incentive compensation program, which is described in detail in the “Analysis of 2012 Compensation Elements - Long-Term Equity Incentive Compensation” section above.

(3)
On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend, but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price. The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend. The grant date fair value reflects the incremental fair value as a result of the modifications, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards During the Year Ended December 31, 2012

A discussion of 2012 salaries, incentive plans and awards is set forth under the “Compensation Discussion and Analysis” section above, including a discussion of the material terms and conditions of the RSUs.

Equity Incentive Grant Policies

We maintain the Monolithic Power Systems Equity Award Grant Policy, which is designed to comply with: (1) the administrative provisions of the Company’s 2004 Equity Incentive Plan and such other plans as the Company may adopt from time to time (which we refer to collectively as the Plans), (2) the requirements of the Delaware General Corporation Law, (3) the corporate governance requirements of NASDAQ, (4) applicable rules and regulations of the SEC, including those relating to Section 16 of the 1934 Act, and (5) relevant sections of the Internal Revenue Code, including Sections 422 (incentive stock options), 409A (deferred compensation) and 162(m) (performance based compensation). Grants to our named executive officers are made pursuant to this policy, must be approved by the Board and will only be granted at specific times during the year, as described in further detail below.

Plan and Corporate Authorization

Under the Plans, the authorization to administer the grant of equity incentive awards is conferred upon the Board or any committee of the Board as properly constituted under applicable laws. The Board has delegated to the Compensation Committee the authority to serve as administrator of the Plans (including the authority to grant awards under the Plans), and has approved a charter outlining the responsibilities of this committee which also includes this express authority. The delegation of authority to the Compensation Committee is not exclusive; the Board retains the right to formally approve award grants as well. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

            In addition, the Board has delegated limited authority for grants of equity awards under the Plans to new employees and consultants to a committee consisting of the Chief Executive Officer (which committee we refer to as the Equity Award Committee). The authority does not extend to grants to the named executive officers. The delegation of authority to the Equity Award Committee is not exclusive; the Board and Compensation Committee retain the right to formally approve award grants as well.

Equity Grants to New Hires

Grants to newly hired employees and consultants (other than Executive Officers as defined below) will generally be made on the first Monday and third Monday of each month. Management submits the Company’s employee equity award recommendations to the Equity Award Committee and/or the Compensation Committee and, if such equity awards are approved by the Equity Award Committee or the Compensation Committee, such equity awards will be granted effective as of the date of a meeting approving such awards as evidenced by written minutes of such meeting or the date of the last verification signature or electronic verification over email in the event of a written consent in lieu of the meeting. In the event that the Compensation Committee meets on any date other than the first Monday or third Monday of the month, the awards approved at such meeting for newly hired employees who are not Executive Officers will be granted and priced effective as of the next scheduled grant date.

New hire grants made to “Executive Officers” (defined as the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operations Officer, President, employees who are members of the Board and any other employee determined by the Board to be an Executive Officer) may not be granted by the Equity Award Committee and will only be granted on the date of the next regularly scheduled Board meeting subsequent to the Executive Officer’s start date and following the recommendation of such grant by the Compensation Committee.

Equity Grants to Existing Employees or Incumbent Members of the Board

Generally, annual grants of equity awards shall be made to key performers quarterly at a regularly scheduled Board meeting for employees who are not Executive Officers. Grants of equity awards to Executive Officers shall be made up to four times per year in an open trading window by the Board or the Compensation Committee at a regularly scheduled meeting following the approval of such equity awards by the Compensation Committee to help avoid making such grants at a time when the Company’s trading market may not be in possession of material information regarding the Company.

Equity awards to non-employee members of the Board shall be made by the Board or pursuant to any automatic grant provisions in the Plans.

Outstanding Equity Awards at 2012 Year-End

The following table sets forth, as to the named executive officers, certain information concerning their outstanding equity awards at December 31, 2012.  The market value of the stock awards that have not vested is based on the closing market price of our common stock of $22.28 on December 31, 2012.

	Options Awards					Stock Awards
NEOs	Stock Options Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Restricted Stock Units Grant Date	Number of Shares of Restricted Stock Units That Have Not Vested (#)	Market Value of Shares of Restricted Stock Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Restricted Stock Units That Have Not Vested
Michael Hsing	2/27/2007 (1)	125,000	-	$12.40	2/27/2014	-	-	-	-	-
	8/3/2007 (1)	75,000	-	$17.92	8/3/2014	-	-	-	-	-
	2/8/2008 (1)	75,000	-	$14.89	2/8/2015	-	-	-	-	-
	10/28/2008 (1)	300,000	-	$15.03	10/28/2015	-	-	-	-	-
	12/28/2012 (2)	5,882	-	$12.40	2/27/2014	-	-	-	-	-
	12/28/2012 (2)	3,529	-	$17.92	8/3/2014	-	-	-	-	-
	12/28/2012 (2)	3,529	-	$14.89	2/8/2015	-	-	-	-	-
	12/28/2012 (2)	14,117	-	$15.03	10/28/2015	-	-	-	-	-
	-	-	-	-	-	2/25/2010 (3)	62,500	$1,392,500	-	-
	-	-	-	-	-	8/2/2010 (4)	10,938	$243,699	-	-
	-	-	-	-	-	2/8/2011 (4)	9,563	$213,064	-	-
	-	-	-	-	-	2/8/2011 (5)	76,500	$1,704,420	-	-
	-	-	-	-	-	2/14/2012 (6)	-	-	76,450	$1,703,306
	-	-	-	-	-	2/14/2012 (4)	47,782	$1,064,583	-	-
	-	-	-	-	-	12/28/2012 (2)	2,941	$65,525	-	-
	-	-	-	-	-	12/28/2012 (2)	514	$11,452	-	-
	-	-	-	-	-	12/28/2012 (2)	4,050	$90,234	-	-
	-	-	-	-	-	12/28/2012 (2)	3,600	$80,208	-	-
	-	-	-	-	-	12/28/2012 (2)	2,248	$50,085	-	-
Meera Rao	1/5/2009 (1)	28,908	1,459	$12.92	1/5/2016	-	-	-	-	-
	12/28/2012 (2)	1,360	69	$12.92	1/5/2016	-	-	-	-	-
	-	-	-	-	-	2/25/2010 (3)	9,375	$208,875	-	-
	-	-	-	-	-	8/2/2010 (4)	1,313	$29,254	-	-
	-	-	-	-	-	2/8/2011 (4)	33,188	$739,429	-	-
	-	-	-	-	-	2/14/2012 (6)	-	-	22,243	$495,574
	-	-	-	-	-	2/14/2012 (4)	13,903	$309,759	-	-
	-	-	-	-	-	12/28/2012 (2)	441	$9,825	-	-
	-	-	-	-	-	12/28/2012 (2)	61	$1,359	-	-
	-	-	-	-	-	12/28/2012 (2)	1,561	$34,779	-	-
	-	-	-	-	-	12/28/2012 (2)	1,047	$23,327	-	-
	-	-	-	-	-	12/28/2012 (2)	654	$14,571	-	-

Deming Xiao	12/7/2004 (1)	1,719	-	$10.41	12/7/2014	-	-	-	-	-
	12/7/2004 (1)	45,217	-	$10.41	12/7/2014	-	-	-	-	-
	10/26/2006 (1)	70,000	-	$11.31	10/26/2013	-	-	-	-	-
	8/3/2007 (1)	40,000	-	$17.92	8/3/2014	-	-	-	-	-
	2/8/2008 (1)	23,450	-	$14.89	2/8/2015	-	-	-	-	-
	10/28/2008 (1)	90,000	-	$15.03	10/28/2015	-	-	-	-	-
	12/28/2012 (2)	80	-	$10.41	12/7/2014	-	-	-	-	-
	12/28/2012 (2)	2,127	-	$10.41	12/7/2014	-	-	-	-	-
	12/28/2012 (2)	3,294	-	$11.31	10/26/2013	-	-	-	-	-
	12/28/2012 (2)	1,882	-	$17.92	8/3/2014	-	-	-	-	-
	12/28/2012 (2)	1,103	-	$14.89	2/8/2015	-	-	-	-	-
	12/28/2012 (2)	4,235	-	$15.03	10/28/2015	-	-	-	-	-
	-	-	-	-	-	2/25/2010 (3)	18,750	$417,750	-	-
	-	-	-	-	-	8/2/2010 (4)	3,500	$77,980	-	-
	-	-	-	-	-	2/8/2011 (4)	33,188	$739,429	-	-
	-	-	-	-	-	2/14/2012 (6)	-	-	32,723	$729,068
	-	-	-	-	-	2/14/2012 (4)	20,453	$455,693	-	-
	-	-	-	-	-	12/28/2012 (2)	882	$19,651	-	-
	-	-	-	-	-	12/28/2012 (2)	164	$3,654	-	-
	-	-	-	-	-	12/28/2012 (2)	1,561	$34,779	-	-
	-	-	-	-	-	12/28/2012 (2)	1,541	$34,339	-	-
	-	-	-	-	-	12/28/2012 (2)	962	$21,433	-	-
Maurice Sciammas	6/15/2005 (1)	20,317	-	$8.90	6/15/2015	-	-	-	-	-
	6/15/2005 (1)	64,683	-	$8.90	6/15/2015	-	-	-	-	-
	10/26/2006 (1)	40,000	-	$11.31	10/26/2013	-	-	-	-	-
	8/3/2007 (1)	57,000	-	$17.92	8/3/2014	-	-	-	-	-
	2/8/2008 (1)	23,450	-	$14.89	2/8/2015	-	-	-	-	-
	10/28/2008 (1)	90,000	-	$15.03	10/28/2015	-	-	-	-	-
	12/28/2012 (2)	956	-	$8.90	6/15/2015	-	-	-	-	-
	12/28/2012 (2)	3,043	-	$8.90	6/15/2015	-	-	-	-	-
	12/28/2012 (2)	1,882	-	$11.31	10/26/2013	-	-	-	-	-
	12/28/2012 (2)	2,682	-	$17.92	8/3/2014	-	-	-	-	-
	12/28/2012 (2)	1,103	-	$14.89	2/8/2015	-	-	-	-	-
	12/28/2012 (2)	4,235	-	$15.03	10/28/2015	-	-	-	-	-
	-	-	-	-	-	2/25/2010 (3)	9,375	$208,875	-	-
	-	-	-	-	-	8/2/2010 (4)	4,375	$97,475	-	-
	-	-	-	-	-	2/8/2011 (4)	27,563	$614,104	-	-
	-	-	-	-	-	2/14/2012 (6)	-	-	25,665	$571,816
	-	-	-	-	-	2/14/2012 (4)	16,042	$357,416	-	-
	-	-	-	-	-	12/28/2012 (2)	441	$9,825	-	-
	-	-	-	-	-	12/28/2012 (2)	205	$4,567	-	-
	-	-	-	-	-	12/28/2012 (2)	1,297	$28,897	-	-
	-	-	-	-	-	12/28/2012 (2)	1,208	$26,914	-	-
	-	-	-	-	-	12/28/2012 (2)	754	$16,799	-	-
Saria Tseng	11/17/2004 (1)	19,001	-	$7.64	11/17/2014	-	-	-	-	-
	7/27/2007 (1)	18,800	-	$15.28	7/27/2014	-	-	-	-	-
	1/31/2008 (1)	7,000	-	$14.93	1/31/2015	-	-	-	-	-
	10/22/2008 (1)	20,000	-	$12.42	10/22/2015	-	-	-	-	-
	12/28/2012 (2)	894	-	$7.64	11/17/2014	-	-	-	-	-
	12/28/2012 (2)	884	-	$15.28	7/27/2014	-	-	-	-	-
	12/28/2012 (2)	329	-	$14.93	1/31/2015	-	-	-	-	-
	12/28/2012 (2)	941	-	$12.42	10/22/2015	-	-	-	-	-
	-	-	-	-	-	2/25/2010 (3)	9,375	$208,875	-	-
	-	-	-	-	-	8/2/2010 (4)	6,125	$136,465	-	-
	-	-	-	-	-	2/8/2011 (4)	21,938	$488,779	-	-
	-	-	-	-	-	2/14/2012 (6)	-	-	25,665	$571,816
	-	-	-	-	-	2/14/2012 (4)	16,042	$357,416	-	-
	-	-	-	-	-	12/28/2012 (2)	441	$9,825	-	-
	-	-	-	-	-	12/28/2012 (2)	288	$6,417	-	-
	-	-	-	-	-	12/28/2012 (2)	1,032	$22,993	-	-
	-	-	-	-	-	12/28/2012 (2)	1,208	$26,914	-	-
	-	-	-	-	-	12/28/2012 (2)	754	$16,799	-	-

(1)
Grants of options are based on a four-year vesting schedule, with 25% of each award vesting one year after the vesting commencement date and 1/48th of each award vesting each month thereafter. Grants of options on or after October 26, 2006 are refresh grants and based on a four-year vesting schedule, with 50% of each award vesting after two years from vesting commencement date and 1/48th of each award vesting each month thereafter.

(2)
 On December 11, 2012, the Company’s Board declared a special cash dividend of $1.00 per common share, which was paid on December 28, 2012 to all stockholders of record as of the close of business on December 21, 2012.  Holders of unvested RSUs and outstanding options did not receive this special cash dividend, but the Company’s Board approved a modification of unvested RSUs whereby the number of units covered by each unvested RSU as of December 28, 2012 was increased by a ratio of 1.0471.  In addition, the Board approved a modification whereby the number of shares subject to each outstanding option as of December 28, 2012 was increased by a ratio of 1.0471 with a corresponding reduction in the exercise price. The purpose of the adjustments was to prevent dilution in the value of the awards due to the decrease in share value resulting from the dividend. These additional awards vest over the remaining vesting periods of the original awards granted and have the same expiration dates as the original awards granted.

(3)
These RSUs generally vest quarterly over four years, with a graded acceleration feature that allows all or a portion of these awards to be accelerated if the Company’s non-GAAP earnings per share for any year during the period from January 1, 2010 through December 31, 2013 is at least 110% of the non-GAAP earnings per share set forth in the Company’s annual operating plan.  In February 2013, the Compensation Committee determined that the pre-determined performance goals for these awards were met in 2012 and the shares fully vested in February 2013.

(4)	These RSUs vest quarterly over a two to four-year vesting schedule.

(5)
These RSUs vest if the Company achieved at least $210 million in revenue for 2012.  In February 2013, the Compensation Committee determined that the pre-determined performance goals for these awards were met in 2012 and the shares fully vested in February 2013.

(6)	See the “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” section above for further discussion.

2012 Option Exercises and Stock Vested

The following table sets forth, as for the NEOs, certain information concerning the options exercised and RSUs vested during the year ended December 31, 2012.

	Option Awards		Stock Awards
NEOs	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael R. Hsing	--	$--	123,169	$2,405,072
Meera Rao	36,633	$298,573	31,341	$612,175
Deming Xiao	70,635	$1,034,937	44,021	$860,773
Maurice Sciammas	--	$--	31,874	$622,957
Saria Tseng	36,747	$447,306	31,374	$612,248

Potential Payments Upon Termination or Termination Upon Change-in-Control

Employment Agreements and Change-in-Control Arrangements

We have entered into employment agreements with each of our NEOs. The employment agreements establish the initial titles and salaries, and reporting responsibilities for the named executive officers. The employment agreements also provide for each NEO to participate in our equity, bonus and benefits programs. Each of the employment agreements with Mr. Hsing, Mr. Xiao and Mr. Sciammas was amended in December 2008 to bring the agreements into compliance with Section 409A of the Internal Revenue Code.  The employment agreement with Mr. Xiao was subsequently amended in March 2011 to grant Mr. Xiao an equity interest in Hue Ming LLC, a Delaware limited liability company formed by the Company.  See further discussion below.

In addition to the terms described above, the employment agreements also provide certain severance benefits upon termination and upon termination without cause or for good reason within 12 months subsequent to a change-in-control, as described in the following table. A “change-in-control” of the Company for these purposes is as defined above in “Compensation Discussion and Analysis.” The Company has followed general market practices for senior executives in allowing limited change-in-control arrangements for selected officers.

NEOs	Agreement and Date	Termination Without Cause or Departure for Good Reason	Change in Control with Termination
Michael R. Hsing	Employment Agreement dated March 10, 2008, as amended December 16, 2008
Base salary, target annual bonus and benefits for 12 months; and acceleration of vesting of equity grant equal to the number of equity grant that would have vested had the executive remained an employee for 12 months following the termination of employment.
Base salary, target annual bonus and benefits for a period of 12 months; and acceleration of vesting of 100% of the executive’s unvested equity grant.
Deming Xiao	Employment Agreement dated March 10, 2008, as amended December 16, 2008 and March 3, 2011
Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; and acceleration of vesting of equity grant and of ownership interest in Hue Ming LLC equal to the number of equity grant or equity interest that would have vested had the executive remained an employee for six months following the termination of employment.
Base salary, target annual bonus and benefits for a period of 12 months; and acceleration of vesting of 100% of the executives’ unvested equity grant.
Maurice Sciammas	Employment Agreement dated March 10, 2008, as amended December 16, 2008
Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; and acceleration of vesting of equity grant equal to the number of equity grant that would have vested had the executive remained an employee for six months following the termination of employment.
Base salary, target annual bonus and benefits for a period of 12 months; and acceleration of vesting of 100% of the executives’ unvested equity grant.
Meera Rao	Employment Agreement dated January 5, 2009, as amended February 9, 2010
Saria Tseng	Employment Agreement dated December 16, 2008, as amended February 9, 2010

            Each of the employment agreements with the Company’s NEOs also contains a provision whereby during the period of employment and thereafter, the executive shall not, without the prior written consent of the Company, disclose or use any confidential information or proprietary data other than for the Company’s interest. These employment agreements also contain a covenant not to solicit, beginning with the date of the executive’s termination and until one year thereafter.  All payments due under the severance benefits pursuant to the employment agreements with the Company’s NEOs will be conditioned on the execution and non-revocation of a release for our benefit and the benefit of our related entities and agents.

On March 3, 2011 (the “Amendment Date”), the Company entered into an amendment to the employment agreement with Mr. Xiao to provide an additional benefit to him in connection with his extended stay in China due to his increased responsibilities.  Pursuant to the amendment, the Company will transfer ownership of a corporate apartment in Chengdu, China, that is owned by its wholly-owned China subsidiary, to Mr. Xiao.  In order to effect the transfer, the Company has formed a new wholly-owned subsidiary (“Newco”) and granted Mr. Xiao 100% ownership in such subsidiary, subject to vesting conditions.  The equity in Newco will vest ratably over five (5) years on each anniversary of the Amendment Date, and there is no partial vesting between anniversaries.  In the event that Mr. Xiao becomes entitled to vesting acceleration of equity grants pursuant to the terms of his employment agreement, he will be entitled to the same vesting acceleration with respect to the equity in Newco.  In the event that Mr. Xiao resigns without good reason, dies or suffers a disability, or the Company terminates his employment for cause, then vesting of the equity in Newco shall cease as of the date of resignation or termination, and Mr. Xiao will have the right to acquire any remaining unvested equity of Newco at fair market value. If Mr. Xiao declines to acquire the remaining unvested equity, the Company will purchase Mr. Xiao’s vested equity in Newco at fair market value.

Estimated Payments Upon Termination or Change-in-Control

The following table sets forth the payments required to be made to each named executive officer in connection with the termination of their employment upon specified events assuming a stock price of $22.28 per share, the closing price on December 31, 2012, the last trading day of our fiscal year. The amounts shown also assume that the termination was effective December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out in a lump sum to the executives upon their termination. The actual amounts paid can only be determined at the time of the termination of the executive’s employment.

	Terminations Without Cause or Departure for Good Reasons				Change of Control With Termination
NEOs	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation
Michael Hsing	$896,000	$4,507,722	$23,037	$5,426,759	$896,000	$6,619,094	$23,037	$7,538,131
Meera Rao	$234,000	$543,512	$4,082	$781,594	$468,000	$1,881,064	$8,164	$2,357,228
Deming Xiao	$306,000	$823,615	$6,212	$1,135,827	$612,000	$2,533,776	$12,423	$3,158,199
Maurice Sciammas	$270,000	$540,421	$11,470	$821,891	$540,000	$1,936,707	$22,940	$2,499,647
Saria Tseng	$270,000	$522,928	$10,906	$803,834	$540,000	$1,846,317	$21,811	$2,408,128

In the event the NEOs resign without good cause or the Company terminates the named executive officers’ employment for cause, the Company shall have no obligation to pay or provide any compensation or benefits as a result of the employment agreements between the Company and the named executive officers. In the event of the named executive officers’ death or disability, except as required by applicable law, the Company shall have no obligation to pay or provide any compensation or benefits under the employment agreements between the Company and the named executive officers.

Equity Compensation Plan Information

The following table summarizes certain information with respect to the Company’s common stock that may be issued under the Company’s equity compensation plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	5,461,468	(1)	$15.62	(2)	9,156,845	(3)
Equity compensation plans not approved by stockholders	---		---		---
Total	5,461,468		$15.62		9,156,845

(1)	Includes 3.8 million shares of options and 1.7 million shares of RSUs.

(2)	The weighted-average exercise price is calculated based solely on the exercise price of the outstanding options and do not reflect the outstanding RSUs, which have no exercise price.

(3)
Includes 5.0 million shares of common stock reserved for issuance under the Company’s 2004 Equity Incentive Plan and 4.2 million shares of common stock reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan.  The Company’s 2004 Equity Incentive Plan incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of common stock reserved for issuance under the Company’s 2004 Equity Incentive Plan will increase by a number of shares equal to the least of (i) 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 2,400,000 shares or (iii) a lesser number of shares determined by the Company’s Board.  The Company’s 2004 Employee Stock Purchase Plan additionally incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of common stock reserved for issuance will increase by a number of shares equal to the least of (i) 2% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 1,000,000 shares or (iii) a lesser number of shares determined by the Company’s Board.

PROPOSAL FOUR

APPROVAL OF THE MONOLITHIC POWER SYSTEMS, INC. 2014 EQUITY INCENTIVE PLAN

Background Information

We currently maintain the Monolithic Power Systems, Inc. 2004 Equity Incentive Plan, or the 2004 Equity Plan, under which we may grant incentive awards relating to our common stock. The 2004 Equity Plan will expire on November 12, 2014. Once the 2004 Equity Plan expires, we will no longer be able to grant stock-based awards under the 2004 Equity Plan, and any shares otherwise remaining available for future grants under the 2004 Equity Plan will no longer be available for issuance.

So that we may continue to grant incentives relating to our common stock following expiration of the 2004 Equity Incentive Plan, in April of 2013, our Board approved and adopted a new equity incentive plan, the Monolithic Power Systems, Inc. 2014 Equity Incentive Plan subject to the approval of our stockholders. This proposal relates to approval of the 2014 Equity Plan by our stockholders.

If the 2014 Equity Plan is approved by stockholders at this year’s Annual Meeting, it will become effective on November 13, 2014, which is the day following the day the 2004 Equity Plan will expire.  Under the 2014 Equity Plan, the Company will be able to grant awards until November 13, 2024, which is the 10 year anniversary of the date the 2014 Equity Plan will become effective. We will only be able to grant awards under the 2014 Equity Plan once it becomes effective. Consequently, at no time will we be able to grant awards under the 2014 Equity Plan while the 2004 Equity Plan is still in effect.

The 2014 Equity Plan provides for the issuance of up to 5,500,000 net shares of our common stock pursuant to awards granted under the 2014 Equity Plan. The Board approved this share reserve after reviewing our very low 3-year historical average net burn rate of 1.3% and share use practices and forecasting the number of shares that may remain available for future grant in the 2004 Equity Plan on its expiration (and therefore would otherwise cease to be available for grant).  In considering our historical use, we note that the Company has generally granted awards broadly throughout the organization, without concentrating such awards at the executive levels.  In addition, we considered continuing our practice of imposing a two year vesting cliff on new employees, a practice designed to minimize the cost and dilutive impact of awards in the case of short term employment relationships. The forecast of share use assumed that performance-vesting awards would be earned at the target award size for the 2012 and 2013 fiscal year awards and at 100% of the target award size for 2014 fiscal year awards. Given this historical use and our forecasts, we predict that more than 7,500,000 shares would remain available for future grant at the end of the 2014 fiscal year – that is, in the absence of the expiration of the 2004 Equity Plan in November 2014.

Therefore, we are seeking approval of only 5,500,000 shares, not the more than 7,500,000 shares that have previously been approved by stockholders and that we anticipate would be available immediately prior to the termination of the 2004 Equity Incentive Plan.  If the 2014 Equity Plan is approved, our full dilution level on a pro forma basis on November 13, 2014 is anticipated to be approximately 17%.  The full dilution level includes the total outstanding awards under the 2004 Equity Incentive Plan and the 5,500,000 shares available for grants under the 2014 Equity Plan as a function of the total common shares outstanding plus the total outstanding awards and the shares available for grants.  Management, our Board and our Compensation Committee are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

				Year 2013
	Year 2010	Year 2011	Year 2012	From 1/1/2013 to Record Date	From Record Date to 12/31/2013 (Forecast)	Year 2013 (Forecast)	Year 2014 (Forecast)
Total grants:
Options	370,500	152,500	178,484	-	-	-	-
Time-based RSUs	518,240	853,480	540,584	239,388	78,265	317,653	373,442
Performance share units ("PSUs") (1)	416,000	-	433,252	311,540	-	311,540	320,318
Total grants	1,304,740	1,005,980	1,152,320	550,928	78,265	629,193	693,760
Total grants excluding PSUs	888,740	1,005,980	719,068	239,388	78,265	317,653	373,442

Total awards outstanding:
Awards outstanding at start of year / as of Record Date	7,700,810	6,845,292	6,162,795	5,461,468	4,708,769	5,461,468	4,063,286
Total grants	1,304,740	1,005,980	1,152,320	550,928	78,265	629,193	693,760
Cancellations	(477,139)	(589,959)	(158,167)	(263,074)	(36,926)	(300,000)	(225,000)
Shares issued on exercises / vesting	(1,683,119)	(1,098,518)	(1,695,480)	(1,040,553)	(686,822)	(1,727,375)	(1,739,507)
Total awards outstanding at end of year / as of Record Date	6,845,292	6,162,795	5,461,468	4,708,769	4,063,286	4,063,286	2,792,539
Breakdown:
Options outstanding	5,885,118	4,863,239	3,813,361	2,973,198	2,618,765	2,618,765	1,472,818
Time-based RSUs and PSUs outstanding	960,174	1,299,556	1,648,107	1,735,571	1,444,521	1,444,521	1,319,721

Total shares available for grant:
Shares available for grant at start of year / as of Record Date	2,023,943	2,954,607	4,291,737	4,938,885	6,434,695	4,938,885	6,393,356
Shares added per evergreen provision	1,758,265	1,753,151	1,641,301	1,783,664	-	1,783,664	1,876,533
Total grants	(1,304,740)	(1,005,980)	(1,152,320)	(550,928)	(78,265)	(629,193)	(693,760)
Cancellations	477,139	589,959	158,167	263,074	36,926	300,000	225,000
Total shares available for grant at end of year / as of Record Date	2,954,607	4,291,737	4,938,885	6,434,695	6,393,356	6,393,356	7,801,129

Shares issued under the employee stock purchase plan	114,387	149,981	151,770	65,247	64,753	130,000	130,000

Common shares outstanding at end of year / as of Record Date	35,063,033	33,826,032	35,673,282	36,773,730	37,530,657	37,530,657	39,400,164

	Year 2010	Year 2011	Year 2012	Three-Year Average
Gross burn rate (2)	2.48%	2.95%	2.06%	2.50%
Net burn rate (3)	1.15%	1.22%	1.61%	1.33%

(1) The amounts assume 100% of the target PSU awards.
(2) We define the gross burn rate as total awards granted, excluding PSUs granted, divided by the weighted-average common shares outstanding.
(3) We define the net burn rate as total awards granted, excluding PSUs granted and cancellations, divided by the weighted-average common shares outstanding.

As of the Record Date, the closing price of our common stock on the Nasdaq Global Market was $22.66. The weighted-average exercise price of outstanding stock options on such date was $15.74 and the weighted-average remaining term was 2.3 years.

Our compensation committee analyzes our compensation program and stock-based award practices at least annually so that we continually enhance the alignment of our executive compensation structure with our stockholders’ interests and current best practices. For example, in 2012, in response to discussions with our stockholders, we increased the percentage (by number of shares) of our executives’ target equity compensation that could be earned based on pre-established performance goals to 50%.  In 2013, we further increased that percentage (by number of shares) to 75% so that only 25% of the target equity incentive awards granted in 2013 vest based solely on continued service.  By allocating a larger percentage of total target equity incentive compensation to performance-based equity awards, we tie a greater portion of our executives’ compensation to the Company’s performance, which we believe further aligns our executive compensation structure with our stockholders’ interests.  We believe these practices and changes evidence our commitment to the thoughtful and responsible use of our equity compensation plans.

Our Board believes that the adoption of the 2014 Equity Plan is essential to our ability to continue these positive practices and to remain competitive in our ability to attract, retain and incentivize highly qualified employees and other service providers in the future.  Equity compensation is central to our recruiting philosophy, especially given our rapid growth and our need to attract talented employees from large companies that offer significant equity compensation.  If the 2014 Equity Plan is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee interests with those of stockholders as effectively as with stock-based compensation.  Replacing equity awards with cash will also increase our cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

Accordingly, our Board recommends that our stockholders approve the 2014 Equity Plan by approving this Proposal Four.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the summary of the forecasts set forth in this Proposal Four include embedded assumptions regarding award vesting and exercise, employee turnover and competitive grant guidelines, all of which are highly dependent on the public trading price of our common stock and other factors, which we do not control. These forecasts reflect numerous assumptions and estimates made by our management as to future events, industry performance, general business, economic, regulatory, market and financial conditions, and other factors specific to our business, which assumptions and estimates our management believed were reasonable at the time the forecasts were prepared.  These assumptions and estimates are difficult to predict and many are beyond the control of our management. In addition, these forecasts do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Although presented with numerical specificity, the forecasts are not fact.  Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts.  In evaluating these forecasts, our Board recognized the high variability inherent in these assumptions.  The inclusion of the forecasts should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. We have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Board for purposes of evaluating the approval of the 2014 Equity Plan.

We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Stockholder Approval

Stockholder approval of the 2014 Equity Plan is required by NASDAQ’s listing standards. Stockholder approval is also required under Section 422 of the Internal Revenue Code of 1986, as amended, the Code, so that we may grant stock options that qualify as “incentive stock options.”

In addition, we are also seeking stockholder approval of the 2014 Equity Plan to satisfy the stockholder approval requirement under Section 162(m) of the Code, so that we may grant awards under the 2014 Equity Plan that may qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the 2014 Equity Plan to qualify for this exception, stockholders must approve the material terms of the 2014 Equity Plan under which the awards are paid. For this purposes, the material terms of the 2014 Equity Plan include (i) the individuals eligible to receive awards under the 2014 Equity Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum award limits under the 2014 Equity Plan. This information is provided in the summary of the 2014 Equity Plan below. Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements under Section 162(m).

New Plan Benefits

The amounts that will be awarded to eligible participants under the 2014 Equity Plan are not currently determinable because the grant and payout of awards under the 2014 Equity Plan is discretionary and will be determined in the future in the discretion of the Committee.  The 2014 Equity Plan does not mandate set benefits or amounts, and no awards have been granted under the 2014 Equity Plan that are contingent upon stockholder approval.

Summary of the 2014 Equity Plan

The following is a summary of the key provisions of the 2014 Equity Plan. This summary does not purport to be a complete description of all the provisions of the 2014 Equity Plan, and it is qualified in its entirety by reference to the full text of the 2014 Equity Plan, which is attached as Annexure B to this Proxy Statement. Any stockholder who desires to obtain a copy of the 2014 Equity Plan may do so by written request to the Secretary of the Company, at 79 Great Oaks Blvd., San Jose, CA 95119.

Purpose of the 2014 Equity Plan

The purpose of the 2014 Equity Plan is to attract and retain the best available personnel of substantial responsibility, to provide additional incentives to our employees, directors and consultants, and to promote the success or our business. The Board of Directors believes that the 2014 Equity Plan is necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified service providers by providing adequate incentives through the issuance of stock-based incentive awards.

Amendment and Termination

The 2014 Equity Plan may be amended or terminated by our Board at any time, provided that no amendment of the 2014 Equity Plan may materially impair any rights of any participant with respect to an award under the 2014 Equity Plan without the written consent of the holder of the affected award. The Company will obtain stockholder approval of any plan amendment to the extent necessary and desirable to comply with applicable laws or stock exchange listing requirements.

Eligibility and Participation

All employees, directors and consultants of the Company and all employees and consultants of any parent or subsidiary of the Company are eligible to be selected to receive awards under the 2014 Equity Plan, provided that only employees may be selected to receive awards that are intended to qualify as incentive stock options under Section 422 of the Code.  As of the Record Date, approximately 1,000 employees, directors and consultants of the Company and its affiliates would be eligible participants in the 2014 Equity Plan.

Shares Subject to the 2014 Equity Plan

The 2014 Equity Plan provides for the issuance of up to 5,500,000 shares of our common stock pursuant to awards granted under the 2014 Equity Plan.  All of the shares available for issuance under the 2014 Equity Plan may be issued pursuant to awards intended to qualify as “incentive stock options.”

If the exercise price of an option, stock-settled stock appreciation right or similar award is paid by net exercise or by tender to the Company, or attestation to the ownership, of shares owned by the participant, the number of shares available for issuance under the 2014 Equity Plan will be reduced by the gross number of shares for which the award is exercised, rather than reducing the number of shares available by only the number of shares issued. Shares will not be deemed to have been issued to the extent an award is settled in cash.

If an award expires or becomes unexercisable without having been exercised in full or, with respect to awards other than options or stock-settled stock appreciation rights, is forfeited to or repurchased by the Company due to failure to vest, the unexercised, forfeited or repurchased shares which were subject thereto will become available for future grant or sale under the 2014 Equity Plan (unless the 2014 Equity Plan has terminated).  Except as described in the prior sentence, shares that have actually been issued under the 2014 Equity Plan under any award will not be returned to the 2014 Equity Plan and will not become available for future distribution under the 2014 Equity Plan.

The 2014 Equity Plan contains an anti-dilution provision under which the aggregate number and, if applicable, kind of shares that may be issued under the 2014 Equity Plan, as well as the number of shares and, if applicable, kind of shares and exercise or purchase price of outstanding awards, as well as the limitations on the size of awards granted (such as limitations approved under Section 162(m) or the aggregate incentive stock option limitation) will be adjusted to reflect any equity restructuring (within the meaning of FASB Accounting Standards Codification (ASC) 718) that causes the per share value of shares to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend.

Section 162(m) Limits

Options. The maximum number of shares with respect to which options may be granted to any participant during any fiscal year is 1,000,000 shares, except that in connection with a participant’s initial service (that is, a new hire grant), a participant may be granted options with respect to an additional 1,250,000 shares in that same fiscal year.

Stock Appreciation Rights. The maximum number of shares with respect to which stock appreciation rights may be granted to any participant during any fiscal year is 1,000,000 shares, except that in connection with a participant’s initial service, a participant may be granted stock appreciation rights with respect to an additional 1,250,000 shares in that same fiscal year.

Restricted Stock.  For awards of restricted stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of restricted stock that may be granted to any participant during any fiscal year is 1,000,000 shares.

Restricted Stock Units. For awards of restricted stock units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code (sometimes called performance-based RSUs or PRSUs), the maximum number of shares with respect to which PRSUs may be granted to any participant during any fiscal year is 1,000,000 shares.

Performance Units. For awards of performance units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid with respect to performance units granted to any participant during any fiscal year is $22,000,000.

Dividends and Dividend Equivalents.  If a participant is granted a right to receive dividends or dividend equivalents in connection with any other award and such right is intended to qualify as “performance-based compensation” under Section 162(m), the maximum amount that may be paid to the participant during any one fiscal year in respect of the underlying other award is $10,000,00.  For example, if a participant is granted an option covering 1,000,000 shares and performance units covering $2,000,000 in the same fiscal year, the maximum dividend equivalent payout on those two awards in a future fiscal year is $20,000,000 (that is, $10,000,000 for each of the option award and the performance unit award).

The Company reserves the right to grant discretionary or non-performance-based awards that are not intended to be “performance-based compensation” and therefore that are not subject to these limits.

Limitation on Grants to Outside Directors

No non-employee director may be granted in respect of his or her service as a non-employee director, in the aggregate in any fiscal year, awards under the 2014 Equity Plan having a fair market value in excess of $1,000,000. For the purpose of applying this limit to options and stock appreciation rights, the $1,000,000 limitation relate to the aggregate exercise price at the date of grant.  Notwithstanding the foregoing, the Board or compensation committee of the Board may authorize the granting of dividend equivalents in respect of an award granted to the non-employee directors, provided that the maximum amount that may be paid to a non-employee director with respect to such dividend equivalents applicable to a given award during any one fiscal year shall be $500,000.

Administration

The 2014 Equity Plan may be administered by the Board, different committees of the Board, and, as permitted by law, a committee of one or more officers, depending on the recipient of the award and type of award intended to be granted. With respect to awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, to the extent required by Section 162(m) of the Code, the 2014 Equity Plan will be administered with respect to such awards by a committee consisting solely of two or more directors intended to qualify as “outside directors” for purposes of Section 162(m) of the Code. With respect to awards that are intended to qualify for the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the 2014 Equity Plan will be administered with respect to such awards by the full Board or a committee intended to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934. Otherwise, the 2014 Equity Plan will be administered by our Board or by a committee of directors or other individuals satisfying applicable laws selected.

The administrator of the 2014 Equity Plan has broad discretion and power to administer and interpret the 2014 Equity Plan. Specifically, subject to the terms of the 2014 Equity Plan, the administrator has the authority to

•	determine the fair market value of our shares of common stock

•	select the participants eligible to receive awards and the types of awards to be granted to such participants

•	determine the number of shares of common stock subject to awards and the value of performance units

•
determine terms and conditions of awards and to approve form of award agreements, including, how and when awards can be exercised, any vesting or forfeiture restrictions, any acceleration or waiver of forfeiture provisions, and any restrictions or limitations on awards

•	construe and interpret the terms of the 2014 Equity Plan and awards granted under the 2014 Equity Plan

•	establish, amend and rescind rules and regulations relating to the 2014 Equity Plan

•	modify or amend awards

•	defer or allow participants to defer the receipt of the payment of cash or the delivery of shares of common stock in connection with an award, and

•	make all other determinations deemed necessary or advisable for administering the 2014 Equity Plan.

Types of Awards

Awards under the 2014 Equity Plan may consist of options (nonqualified options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance units, and dividend equivalent rights. The nature of each type of award is discussed below. Each award will be granted pursuant to an award agreement, the form and content of which will be determined by the 2014 Equity Plan’s administrator in its discretion, consistent with the provisions of the 2014 Equity Plan. The terms of award agreements for a particular type of award need not be uniform.

Type of Options

Two types of options may be granted under the 2014 Equity Plan: options intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, and nonqualified options, or NSOs, which are options that are not intended to qualify as ISOs. ISOs are subject to additional requirements and, to the extent these requirements are satisfied (including but not limited to the $100,000 limitation), receive special tax treatment under U.S. federal tax laws. If all or a part of an option that is intended to be treated as an ISO fails to satisfy these requirements, such option or part of the option will be treated as an NSO. Both ISOs and NSOs provide the holder the right to acquire shares, by exercising the option, at a specified price over a specified period. Options are generally only exercisable after vesting conditions have been satisfied.

Stock Appreciation Rights

The 2014 Equity Plan also provides for the granting of stock appreciation rights. A stock appreciation right is a right to receive a payment (in cash or shares) upon exercise of the award, where the payment is based on the increase in the fair market value of a share after the date of grant. Specifically, on the exercise of a stock appreciation right, the participant will receive an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares as to which the stock appreciation right is being exercised.

Restricted Stock

The 2014 Equity Plan also provides for the granting of awards of restricted stock. Restricted stock awards are shares of our common stock that are subject to forfeiture and transfer restrictions until applicable vesting conditions are satisfied. Vesting conditions may be based on service or satisfaction of performance goals.  The administrator may decide that a holder of restricted stock will have the right to receive all dividends and other distributions paid with respect to such shares, and may condition such payment on the lapsing of the same forfeiture and transfer restrictions as the underlying shares.

Restricted Stock Units and Performance Units

The 2014 Equity Plan provides for the granting of restricted stock units and performance units, each of which are awards that will result in an issuance of shares or payment of cash if pre-established performance or other vesting conditions are satisfied. Each restricted stock unit has a value equal to one share of our common stock. Performance units have an initial dollar value established by the administrator on or before the grant date. Vesting conditions may be based on service or satisfaction of performance goals.

Dividend Equivalents

The 2014 Equity Plan permits the granting of dividend equivalent awards, which are the right to be paid in cash an amount equal to the regular cash dividends declared and paid on an equal number of outstanding shares.  Dividend equivalent rights are typically granted in connection with another type of award as to which the holder would not be entitled to receive the dividends or distributions until the underlying shares are issued, such as options or restricted stock units.  The administrator may condition the payouts under dividend equivalent rights  on the lapsing of the same forfeiture and transfer restrictions as the underlying shares.

Code Section 162(m) Provisions; Performance Goals

The 2014 Equity Plan permits the granting of awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. So that we may grant awards that may qualify as performance-based compensation, we are asking that our stockholders approve the following categories of performance criteria: (i) revenue, growth in revenue or product revenue; (ii) sales or bookings targets, including product or product family sales or bookings targets; (iii) billings; (iv) market share; (v) stock price performance, including but not limited to growth in the market price of stock, total stockholder return, and return on stockholder equity; (vi) margin, including gross margin, net  margin or operating margin; (vii) income, including but not limited to net income, operating income, and operating income after taxes; (viii) profit, including but not limited to operating profit, net operating profit or pre-tax profit; (ix) earnings, including but not limited to earnings per share, net earnings, earnings before interest, taxes and/or  depreciation and/or amortization; (x) income, before or after taxes (including net income); (xi) return on assets, capital, operating revenue and/or investments; (xii) expense control and/or cost reductions; (xiii) capital expenditures; (xiv) economic value added; (xv) cash flow, including but not limited to operating cash flow, cash flow per share and cash management; (xvi) improvement in or attainment of working capital levels; (xvii) debt reduction or debt levels; (xviii) contract win, renewal or extension; design win; (xix) delivery and/or design schedule; (xx) milestones in new generation of products or technologies; (xxi) completion of or milestones associated with mergers, acquisitions, strategic investments, restructurings, reorganizations (including entry into term sheets, signing of definitive agreements, closing transactions, funding of investments, and post-closing integration milestones); (xxii) litigation, including litigation outcomes, milestones or management; (xxiii) workforce diversity; (xxiv) customer satisfaction; (xv) other measures of performance selected by the committee to the extent consistent with Section 162(m); and (xvi) to the extent Section 162(m) compliance is not intended, such other measures of performance selected by the committee.

The 2014 Equity Plan provides that the administrator may use any of the foregoing and/or any additional or different performance goals for awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The goals may be applied either to the Company as a whole or to a business group, subsidiary, or other division, either individually or in any combination, and measured on an absolute basis or relative to a pre-established target, to previous years’ or any other period’s results (including results during a prior or current performance period), or to a designated comparison group, in each case as specified by the administrator.

The 2014 Equity Plan provides that to the extent consistent with Section 162(m) of the Code, the Committee may adjust the evaluation of the achievement of the performance goals as follows: (1) to include or exclude restructuring and/or other nonrecurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board or to the International Financial Reporting Standard (IFRS); (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “extraordinary items” as determined under GAAP; (6) to include or exclude the effect of payment of bonuses under the master cash plan or any other bonus plans of the Company;  (7) to include or exclude the effect of stock based compensation and/or deferred compensation;  (8) to include or exclude any unusual, non-recurring gain or loss or other extraordinary item; (9) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (10) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (11) to include or exclude the effects of divestitures, acquisitions or joint ventures; (12) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (14) to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders including cash dividends; (15) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (16) to reflect any partial or complete corporate liquidation; (17) to reflect shippable backlog; and (18) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

Option Exercise Prices and Stock Appreciation Right Price

Except as permitted under the Code in connection with certain corporate transactions, the exercise price for shares covered by an option or stock appreciation right may not be less than 100% of the fair market value of such shares on the date of grant. If an ISO is granted to a 10% stockholder of the Company or its subsidiaries (measured by ownership of voting power), the exercise price of the ISO shall not be less than 110% of the fair market value of such shares on the date of grant.

Other Award Terms

The administrator determines when and under what conditions awards will be granted, become vested and/or become exercisable. The conditions may be based on continued service, satisfaction of performance-related goals or a combination of service and performance.

The administrator will determine the method of satisfying any exercise or purchase price and any tax obligations.  Such payments may be made in cash (including electronic wire transfer) or by check, or, subject to the approval of the administrator and subject to applicable law, by the delivery of shares of our common stock already owned by the participant, through a “cashless” or a “broker-assisted” exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, by net exercise (where a number of shares having a fair market value equal to the exercise price is withheld from the shares that would otherwise be issued upon exercise), or by any other method specified by the administrator and permitted by applicable law.

Maximum Term of Awards

No award granted under the 2014 Equity Plan will have a term of more than 10 years. Options intended to qualify as incentive stock options that are granted to 10% stockholders of the Company (measured by ownership of voting power) shall expire not later than five years from the date of grant.

No Repricings

Except in connection with an anti-dilution adjustment under the 2014 Equity Plan, we may not, without obtaining stockholder approval: (a) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (b) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (c) cancel outstanding options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities.

Termination of Service

The treatment of each award on the termination of service shall be determined by the administrator in its discretion and shall be set forth in the applicable award agreement. If a participant ceases to provide services to the Company or any of its subsidiaries, the participant’s options and stock appreciation rights that were vested and exercisable will generally remain exercisable for a period of three months (12 months in the case of death or disability).  The administrator may provide that awards will expire and revert to the Company immediately on a termination of service for cause.

Certain Corporate Transactions

The 2014 Equity Plan provides that in the event of a “change in control” of the Company, the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. If there is no assumption or substitution of outstanding awards, the outstanding awards will immediately vest and, as applicable, become exercisable, all service-based restrictions on restricted stock and other awards will lapse, and all performance goals or other vesting requirements for performance-based awards will be deemed achieved at maximum levels. With respect to awards that are assumed or substituted for, in the event the service of an outside director is terminated on or following the date of the assumption or substitution, other than pursuant to a voluntary resignation, his or her awards will fully vest and become immediately exercisable, all service-based restrictions on restricted stock and other awards will lapse, and all performance goals or other vesting requirements for performance-based awards will be deemed achieved at maximum levels. The administrator may also provide for one or more alternatives to this treatment in an award agreement.

Rights as a Stockholder

The holder of an option, stock appreciation right, restricted stock unit, performance unit and dividend equivalent right will have no rights as a stockholder with respect to shares of our common stock covered by the award until the date such holder becomes a holder of record of such shares. The recipient of restricted stock will generally have all the rights of a stockholder with respect to the shares of our common stock issued pursuant to such award, including the right to vote such shares, but any dividends and distributions with respect to such shares will generally be subject to the same vesting restrictions, if any, as the underlying shares.

Assignability of Options, Stock Appreciation Rights and Other Awards

An ISO granted under the 2014 Equity Plan will, by its terms, be non-transferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by him or her. Any award issued under the 2014 Equity Plan other than an ISO shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, except as the administrator may determine in its discretion.

Federal Income Tax Matters

The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2014 Equity Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OR HER OF THE 2014 EQUITY PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

The 2014 Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and is not qualified under Section 401(a) of the Code.

Non-Qualified Stock Options

Under current federal income tax law, the grant of an NSO has no immediate tax effect on the Company or the participant. If the shares of our common stock received on the exercise of an NSO are not subject to restrictions on transfer or substantial risk of forfeiture, the exercise of the NSO will result in ordinary income to the participant equal to the excess of the fair market value of the shares at the time of exercise over the option price. The participant’s tax basis in the shares will be equal to the option price plus the amount of ordinary income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the participant upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.

If the shares received on the exercise of an NSO are subject to restrictions on transfer or substantial risk of forfeiture, such as a vesting condition, different rules will apply, and the tax consequences will depend on whether the participant makes an election under Section 83(b) of the Code within 30 days after exercise of the option.

If the participant does not make a Section 83(b) election, the participant will recognize ordinary income when the shares vest in an amount equal to the excess of the fair market value on the date of vesting over the exercise price. In that case, the participant’s basis in the shares will be the fair market value of the shares on the date of vesting, and the participant’s holding period will begin on the date of vesting. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after vesting. The Company will be allowed a deduction for federal income tax purposes when the shares vest equal to the amount of ordinary income the participant recognizes.

If the participant makes a Section 83(b) election, the participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value on the date of exercise over the exercise price. The Company will be allowed a deduction for federal income tax purposes on the date of exercise equal to the amount of ordinary income he or she recognizes. The participant’s basis in the shares will generally begin on the date of exercise, and the participant’s basis in the shares will generally be the option price increased by the amount of ordinary income the participant recognized at the time of exercise. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after exercise. However, if the participant later forfeits the shares, the participant will recognize a capital loss equal to excess (if any) of the option price over any amount the participant receives from the Company on the forfeiture. In other words, if a participant makes the Section 83(b) election and thereby recognizes ordinary income on the date of exercise, the participant will receive no corresponding deduction or loss if the participant later forfeits the shares for the amount of ordinary income the participant recognized.

Incentive Stock Options

The federal income tax consequences associated with ISOs are generally more favorable to the participant and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the participant or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the participant if the participant does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of our common stock upon a later disposition will be the option price, any gain on the later disposition will be taxed to the participant as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the fair market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of the tax benefits of ISO treatment. If the participant disposes of the shares before the expiration of either of the holding periods described above, referred to as a disqualifying disposition, the participant will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such disqualifying disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the participant’s holding period for the shares.

Stock Appreciation Rights

A participant holding a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares he or she receives on the exercise. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Restricted Stock

In general, no taxable income will be recognized by a participant at the time restricted stock is granted. Generally, on the date the restricted stock becomes vested, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price (if any), and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Alternatively, a participant may elect to make an election under Section 83(b) of the Code with respect to unvested shares. If a participant makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of grant and the purchase price, and the Company will receive a tax deduction for the same amount. If the participant makes a timely Section 83(b) election, the participant will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the participant forfeits unvested shares, the participant will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the participant receives from the Company on the forfeiture. Generally, if the participant makes a Section 83(b) election, and thereby recognizes ordinary income on the date of grant, the participant will receive no corresponding deduction or loss for the amount of ordinary income the participant recognized if the participant later forfeits any unvested shares.

Restricted Stock Units and Performance Units

Restricted stock units and performance units result in ordinary income on the receipt of cash or shares equal to the amount of cash, or the excess of the fair market value of the shares over the amount (if any) that the participant pays for the shares. The Company will receive a tax deduction in the same amount. Upon disposition of any shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

$1,000,000 Limit on Deductible Non-Performance Based Compensation

Section 162(m) of the Code provides that any publicly-held corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to compensation that qualifies as performance-based compensation under Section 162(m). Among other current requirements, compensation may be performance based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting solely of “outside directors”; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) before any payment of such compensation, the compensation committee certifies in writing that the performance goals have been satisfied. The rules and regulations promulgated under Section 162(m) are complicated and subject to change, potentially with retroactive effect. In addition, a number of requirements must be met in order for compensation to qualify as performance-based compensation under Section 162(m). As such, there can be no assurance that compensation awarded or paid under the 2014 Equity Plan will be deductible.

Section 409A Considerations

Section 409A of the Code imposes certain additional taxes on an employee or service provider who receives “deferred compensation” that does not comply with the requirements of Section 409A. Generally, if stock options and stock appreciation rights are granted under the 2014 Equity Plan on shares of the Company common stock and with exercise prices of not less than 100% of fair market value on the date of grant, such awards generally will not constitute deferred compensation within the meaning of Section 409A. The Company makes no representations that awards granted or paid under the 2014 Equity Plan will be exempt from or compliant with Section 409A.

Withholding of Taxes

The Company has retained the authority under the 2014 Equity Plan to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be deducted or withheld with respect to awards granted under the 2014 Equity Plan. The administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part by, without limitation (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld, and/or (c) delivering to the Company already-owned shares having a fair market value equal to the minimum statutory amount required to be withheld.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MONOLITHIC POWER SYSTEMS, INC. 2014 EQUITY INCENTIVE PLAN.

PROPOSAL FIVE

APPROVAL OF THE MONOLITHIC POWER SYSTEMS, INC. MASTER CASH PERFORMANCE BONUS PLAN

Description of the Proposal

The stockholders are being asked to consider and approve the Company’s master cash performance bonus plan, or master plan, so that incentive compensation payable to certain executive officers may qualify as performance-based compensation for purposes of section 162(m) of the Internal Revenue Code. The Company’s master plan will become effective immediately upon approval by the Company’s stockholders at the Company’s 2013 Annual Meeting of Shareholders.  No bonus opportunities have been granted as of the date of this proposal under the master plan.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of section 162(m) is not subject to this deductibility limit. To qualify for this exception, stockholders must approve the material terms of the plan under which the incentives are paid. The Board is now submitting the material terms of the master plan for approval at the 2013 Annual Meeting of Shareholders so that awards that may be granted in the future under the master plan may qualify as performance-based compensation for purposes of section 162(m).

The material terms of the master plan being submitted for approval include (i) the employees eligible to receive awards under the master plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the master plan below.

Description of the Master Plan

The complete text of the master plan is set forth as Annexure C hereto. The following is a summary of the material features of the master plan and is qualified in its entirety by reference to Annexure C.

Administration of the Master Plan

The master plan may be administered by the Company’s compensation committee or another committee of the Board that satisfies the requirements of section 162(m). Except as otherwise provided in the master plan, the committee will have full and final authority in its discretion to establish rules and take all actions, including, without limitation, interpreting the terms of the master plan and deciding all questions of fact arising in connection with the master plan. All decisions, determinations and interpretations of the committee will be final, binding and conclusive on all persons, including the Company, its subsidiaries, its stockholders, the participants and their estates and beneficiaries.

Amendment and Termination

The Board may at any time and from time to time alter, amend, suspend, or terminate the master plan, in whole or in part, subject to stockholder if necessary to approval to maintain the qualification of awards as performance-based compensation under section 162(m).  The master plan will terminate on the earlier of the date on which the committee terminates the master plan and the last day of the Company’s 2017 fiscal year unless it is again approved by our stockholders before such time.

Eligibility

The committee may select officers and key employees to participate in the master plan, including employees who are not “covered employees” of the Company within the meaning of section 162(m).

Section 162(m) Compliance

If necessary for compliance with section 162(m), the committee will (i) select the participants to whom incentive awards will be granted, (ii) designate the applicable performance period, (iii) establish the target award for each participant, and (iv) establish the performance objective or objectives that must be satisfied for a participant to earn an incentive award for such performance period, in each case within not more than 90 days after the start of the performance period. As soon as practicable after the end of the each performance period, the committee will (i) determine whether the performance objectives for the performance period have been satisfied, (ii) determine the amount of the incentive award earned by each participant for the performance period and (iii) certify such determination in writing.

The committee reserves the right to grant to any eligible participants (including but not limited to covered employees) awards that are not intended to comply with the requirements of section 162(m).  With respect to any such award opportunities, the committee is not bound to follow the strict requirements of section 162(m), including timing for selection of performance goals, written certification of performance, etc.  The Company retains the authority to pay discretionary bonuses or other types of compensation outside of the master plan.

Form of Payment

Payment of incentive awards under the master plan will be made in cash or, in the determination of the committee, in a number of shares of the Company’s common stock having a fair market value equal to the amount of the earned bonus award that the committee determines to pay in shares. These shares of common stock may be issued under the Company’s then effective equity incentive plan, from shares purchased on the open market, or from shares of the Company’s authorized but unissued shares.

Performance Period

The committee will determine the performance period under the master plan, which may but is not required to be equal to the Company’s fiscal year but that is not shorter than a single fiscal quarter. The committee may establish multiple performance periods within the same fiscal year.

Performance Goals

The committee will select the performance goal(s) applicable to an award using one or more of the following measures: (i) revenue, growth in revenue or product revenue; (ii) sales or bookings targets, including product or product family sales or bookings targets; (iii) billings; (iv) market share; (v) stock price performance, including but not limited to growth in the market price of stock, total stockholder return, and return on stockholder equity; (vi) margin, including gross margin, net  margin or operating margin; (vii) income, including but not limited to net income, operating income, and operating income after taxes; (viii) profit, including but not limited to operating profit, net operating profit or pre-tax profit; (ix) earnings, including but not limited to earnings per share, net earnings, earnings before interest, taxes and/or  depreciation and/or amortization; (x) income, before or after taxes (including net income); (xi) return on assets, capital, operating revenue and/or investments; (xii) expense control and/or cost reductions; (xiii) capital expenditures; (xiv) economic value added; (xv) cash flow, including but not limited to operating cash flow, cash flow per share and cash management; (xvi) improvement in or attainment of working capital levels; (xvii) debt reduction or debt levels; (xviii) contract win, renewal or extension; design win; (xix) delivery and/or design schedule; (xx) milestones in new generation of products or technologies; (xxi) completion of or milestones associated with mergers, acquisitions, strategic investments, restructurings, reorganizations (including entry into term sheets, signing of definitive agreements, closing transactions, funding of investments, and post-closing integration milestones); (xxii) litigation, including litigation outcomes, milestones or management; (xxiii) workforce diversity; (xxiv) customer satisfaction; (xv) other measures of performance selected by the committee to the extent consistent with Section 162(m); and (xvi) to the extent Section 162(m) compliance is not intended, such other measures of performance selected by the committee.

The goals may be based on absolute target values, growth, maintenance or limiting losses, as compared to a prior period, or values relative to the performance of one or more comparable companies or to the performance of one or more relevant indices. The goals may be measured on a company-wide basis or solely with respect to one or more business units, divisions, affiliates, or business segments.  The goals may differ from participant to participant and from award to award.

The performance goals will generally be determined in accordance with United States generally accepted accounting principles (GAAP), unless the committee determines that a non-GAAP measure can and will be used in a manner that complies with section 162(m) or that compliance with section 162(m) is not intended.  The committee may provide that the attainment of the goal will be measured by appropriately adjusting the evaluation of performance as follows:  (1) to include or exclude restructuring and/or other nonrecurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board or to the International Financial Reporting Standard (IFRS); (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “extraordinary items” as determined under GAAP; (6) to include or exclude the effect of payment of bonuses under the master plan or any other bonus plans of the Company;  (7) to include or exclude the effect of stock based compensation and/or deferred compensation;  (8) to include or exclude any unusual, non-recurring gain or loss or other extraordinary item; (9) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (10) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (11) to include or exclude the effects of divestitures, acquisitions or joint ventures; (12) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (14) to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders including cash dividends; (15) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (16) to reflect any partial or complete corporate liquidation; (17) to reflect shippable backlog; and (18) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Company’s compensation committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Target Incentive Awards

Each participant will have a target award that will be based on achieving the target level of performance established by the committee. The target award will be a percentage of the participant’s annual salary at the end of the performance period or such other amount as the committee may determine. If the performance goals established by the committee are met at the target level, the participant will be eligible to earn an incentive award equal to 100% of the target award.  The committee may also establish a threshold level of award and may establish a maximum award size based on performance below or above the target level.

Maximum Award

The maximum incentive award that may be granted or earned under the master plan by a participant for the performance period will not exceed $3 million multiplied by the number of complete fiscal years contained within the performance period, or, for any performance period of less than one complete fiscal year, $3 million. Approval of this master plan – including the maximum award size set forth in the master plan – is separate and distinct from any section 162(m) provisions and limitations set forth in the Company’s equity incentive plans as in effect from time to time.

Committee Discretion

The Company’s compensation committee retains the discretion to reduce the amount of any incentive award otherwise payable to a participant under the terms of the master plan, including a reduction in such amount to zero.

Termination of Employment

Unless the committee determines otherwise, a participant must be actively employed by the Company or a subsidiary on the last day of the performance period to earn an incentive award under the master plan for such performance period. The committee, in its discretion, may impose such additional service restrictions as it deems appropriate, including service through the payment date.

Federal Income Tax Consequences

The following is a brief description of the principal U.S. federal income tax consequences relating to incentive awards made under the master plan. This summary is based on the Company’s understanding of present U.S. federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participants will generally recognize ordinary income equal to the amount of the award earned in the year of payment. That income will be subject to applicable income and employment tax withholding by Company. If and to the extent that payments made under the master plan satisfy the requirements of section 162(m) of the Internal Revenue Code and otherwise satisfy the requirements of deductibility under federal income tax law, the Company will receive a corresponding deduction for the amount constituting ordinary income to the participant.

Award Information/New Plan Benefits

No awards have yet been made under the master plan.  In addition, as incentive awards under the master plan are based on employment at the time of grant and through the performance period as well as future performance, it is not possible at this time to determine the awards that will be made in the future.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE MONOLITHIC POWER SYSTEMS, INC. MASTER CASH PERFORMANCE BONUS PLAN.

Audit Committee Report

            The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements; appoint independent auditors to audit the Company’s financial statements; and assist the Board in the oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis. The Audit Committee has determined that it fulfilled its responsibilities under the Audit Committee Charter in 2012.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2012, including:

☐	reviewing and discussing the audited financial statements with the Company’s independent registered public accounting firm and management;

☐
discussing with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

☐
receiving the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Members of the Audit Committee (as of the date the actions above were taken):

Victor K. Lee, Chairman
Douglas McBurnie
Jeff Zhou

Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 30, 2013

Saria Tseng
Vice President, Strategic Corporate Development, General Counsel and Corporate Secretary

Annexure A

RECONCILIATION OF OPERATING INCOME
($ in thousands)

	FY2008	FY2009	FY2010	FY2011	FY2012
GAAP operating income	$22,507	$19,530	$30,498	$13,417	$17,279
Operating income as a percentage of revenue	14.0%	11.8%	13.9%	6.8%	8.1%
Adjustments to reconcile GAAP operating income to non-GAAP total operating income:
Stock-based compensation	12,814	14,366	16,417	12,814	18,652
Litigation provision (reversal)	-	(6,356)	-	-	-
Non-GAAP operating income	$35,321	$27,540	$46,915	$26,231	$35,931
Non-GAAP operating income as a percentage of revenue	22.0%	16.7%	21.4%	13.3%	16.8%

Annexure B

MONOLITHIC POWER SYSTEMS, INC.

2014 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Restricted Stock Units and Dividend Equivalents.

2.           Definitions.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)           “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units, Restricted Stock Units or Dividend Equivalents.

(e)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Change in Control” means the occurrence of any of the following events:

(i)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)      The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)     A change in the composition of the Board occurring within a two year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)     The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, to the extent payment of any Award would be accelerated due to the Change in Control and such Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the event shall not be considered to be a Change in Control under the Plan for purposes of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)           “Committee” means a committee of Directors (or a subcommittee appointed by the committee of Directors) or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(j)           “Common Stock” means the common stock of the Company.

(k)           “Company” means Monolithic Power Systems, Inc., a Delaware corporation, or any successor thereto.

(l)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)           “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)           “Dividend Equivalent” means, with respect to Shares subject to the Award, a right to be paid in cash an amount equal to the regular cash dividends declared and paid on an equal number of outstanding Shares.

(p)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s)           “Fiscal Year” means the fiscal year of the Company.

(t)           “Freestanding SAR” means a SAR that is granted independently of any Option.

(u)           “GAAP” means United States generally accepted accounting principles.

(v)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)           “Inside Director” means a Director who is an Employee.

(x)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)           “Option” means a stock option granted pursuant to the Plan.

(aa)         “Optioned Stock” means the Common Stock subject to an Option.

(bb)         “Outside Director” means a Director who is not an Employee.

(cc)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)         “Participant” means the holder of an outstanding Award.

(ee)          “Performance Goals” shall mean any one or more of the following performance goals, either individually or in any combination, applied either to the Company as a whole or to a business group, subsidiary, or other division, either individually or in any combination, and measured on an absolute basis or relative to a pre-established target, to previous years’ or any other period’s results (including results during a prior or current Performance Period), or to a designated comparison group, in each case as specified by the Administrator: (i) revenue, growth in revenue or product revenue; (ii) sales or bookings targets, including product or product family sales or bookings targets; (iii) billings; (iv) market share; (v) stock price performance, including but not limited to growth in the market price of stock, total stockholder return, and return on stockholder equity; (vi) margin, including gross margin, net  margin or operating margin; (vii) income, including but not limited to net income, operating income, and operating income after taxes; (viii) profit, including but not limited to operating profit, net operating profit or pre-tax profit; (ix) earnings, including but not limited to earnings per share, net earnings, earnings before interest, taxes and/or  depreciation and/or amortization; (x) income, before or after taxes (including net income); (xi) return on assets, capital, operating revenue and/or investments; (xii) expense control and/or cost reductions; (xiii) capital expenditures; (xiv) economic value added; (xv) cash flow, including but not limited to operating cash flow, cash flow per share and cash management; (xvi) improvement in or attainment of working capital levels; (xvii) debt reduction or debt levels; (xviii) contract win, renewal or extension; design win; (xix) delivery and/or design schedule; (xx) milestones in new generation of products or technologies; (xxi) completion of or milestones associated with mergers, acquisitions, strategic investments, restructurings, reorganizations (including entry into term sheets, signing of definitive agreements, closing transactions, funding of investments, and post-closing integration milestones); (xxii) litigation, including litigation outcomes, milestones or management; (xxiii) workforce diversity; (xxiv) customer satisfaction; (xv) other measures of performance selected by the Committee to the extent consistent with Section 162(m); and (xvi) to the extent section 162(m) compliance is not intended, such other measures of performance selected by the Committee.

The Committee may appropriately adjust any evaluation of performance with respect to Performance Goals to exclude certain events that occur during a Performance Period, including (1) to include or exclude restructuring and/or other nonrecurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board or to the International Financial Reporting Standard (IFRS); (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “extraordinary items” as determined under GAAP; (6) to include or exclude the effect of payment of bonuses under the bonus plans of the Company;  (7) to include or exclude the effect of stock based compensation and/or deferred compensation;  (8) to include or exclude any unusual, non-recurring gain or loss or other extraordinary item; (9) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (10) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (11) to include or exclude the effects of divestitures, acquisitions or joint ventures; (12) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (14) to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders including cash dividends; (15) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (16) to reflect any partial or complete corporate liquidation; (17) to reflect shippable backlog; and (18) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

For the avoidance of doubt, the Committee may use any of the foregoing and/or any additional or different performance goals and may make the foregoing or any other adjustments it chooses with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

(ff)           “Performance Period” means the period determined by the Committee in its sole discretion during which performance or other vesting conditions are measured.

(gg)           “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

(hh)           “Period of Restriction” means the period during which the transfer of Shares are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)           “Plan” means this 2014 Equity Incentive Plan, as amended from time to time.

(jj)           “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk)           “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.

(ll)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)         “Section 16(b) “ means Section 16(b) of the Exchange Act.

(nn)          “Service Provider” means an Employee, Director or Consultant.

(oo)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(pp)           “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(qq)           “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr)            “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

3.             Stock Subject to the Plan.

(a)           Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan is 5,500,000 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  All of the Shares available for issuance under the Plan may be issued pursuant to Incentive Stock Options.  Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares with respect to which the SAR is being exercised, rather than reducing the number of shares available by only the number of Shares issued.  Similarly, if the exercise price of an Option is paid by net exercise or by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Performance Units, Restricted Stock Units or Dividend Equivalents, is forfeited to or repurchased by the Company due to failure to vest, the unexercised, forfeited or repurchased Shares (as applicable) will become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares tendered in payment of the exercise or purchase price of an Award, or in satisfaction of tax withholdings, will not be returned to the Plan and will not become available for future distribution under the Plan.

(c)           Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.             Administration of the Plan.

(a)           Procedure.

(i)      Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.  The Board or a committee of the Board may delegate authority to grant awards to one or more Officers of the Company in a manner that complies with Applicable Laws.

(ii)      Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, and to the extent required by Section 162(m) of the Code, the Plan will be administered with respect to such Awards by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code; provided, however, that if it is later determined that one or more members of the Committee did not so qualify, actions taken by the Committee shall be valid for all other purposes despite such failure to qualify under Section 162(m).

(iii)     Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3; provided, however, that if it is later determined that such requirements were not satisfied, actions taken by the Administrator shall be valid for all other purposes despite such failure to satisfy Rule 16b-3.

(iv)     Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee or by a Committee to another Committee, the Administrator will have the authority, in its discretion:

(i)       to determine the Fair Market Value;

(ii)      to select the Service Providers to whom Awards may be granted hereunder and the type of Awards to be granted;

(iii)     to determine the number of Shares to be covered by, or size of, each Award granted hereunder and the value of Performance Units granted hereunder;

(iv)     to approve forms of Award Agreement for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), the right to receive dividends or Dividend Equivalents, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)   to modify or amend each Award (subject to the terms of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;

(ix)      to determine the manner in which Participants can satisfy withholding tax obligations;

(x)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)      to defer, or to allow a Participant to defer, the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xii)     to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.             Eligibility.  Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Restricted Stock Units and Dividend Equivalents may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.             Stock Options.

(a)           Limitations.

(i)      Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, or such Option otherwise fails to satisfy the requirements to be Incentive Stock Options, such Option will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted (or modified, as applicable).

(ii)   The following limitations will apply to grants of Options for compliance with Code Section 162(m):

(1)           No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2)           In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3)           The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(4)           If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above in the manner prescribed by Code Section 162(m).

(b)           Term of Option.  The term of each Option will be stated in the Award Agreement.  The term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)    Exercise Price.  The per share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1)           In the case of an Incentive Stock Option

a)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)           In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but will not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)           Notwithstanding the foregoing, Options may be granted with (or adjusted to include) a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)   Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash (including electronic wire transfer); (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)           Exercise of Option.

(i)      Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i)  notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes), with the exercise effective only if the exercise otherwise complies with applicable laws.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse or lawfully recognized domestic partner.  Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as otherwise provided in Section 6(e) of the Plan) or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  Except as otherwise provided in Section 6(e) or Section 14 of the Plan, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)      Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by the unexercised portion of such Option will revert to the Plan.  The Administrator may provide in the Award Agreement that the Option will terminate immediately on a termination of the Participant’s service for cause.

(iii)     Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by the unexercised portion of such Option will revert to the Plan.

(iv)     Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately reverts to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by the unexercised portion of such Option will revert to the Plan.

(e)           Dividend Equivalents.  At the discretion of the Administrator, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which may be subject to the same restrictions and vesting conditions applicable to such Award.  Notwithstanding the foregoing, to the extent Dividend Equivalents are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such Dividend Equivalents (that are granted in connection with a given Option Award ) during any one Fiscal Year shall be $10,000,000.

7.             Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.  For Awards of Restricted Stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of Shares with respect to which such Awards may be granted to any Service Provider during any Fiscal Year shall be 1,000,000 Shares.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until Period of Restriction expires and all restrictions on such Shares have lapsed.

(c)           Transferability.  Unless otherwise determined by the Administrator, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)      General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of Performance Goals or other performance objectives (Company-wide, departmental, or individual), or any other basis determined by the Administrator in its discretion.

(ii)      Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may make the grant of Restricted Stock, or the vesting of Restricted Stock, contingent upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.

(e)           Removal of Restrictions.  Unless otherwise determined by the Administrator, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  After the grant of a Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions or performance objectives or other vesting provisions for such Restricted Stock, subject to any applicable limitations imposed under Section 162(m) of the Code.

(f)           Stockholder Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends.  At the discretion of the Administrator, an Award of Restricted Stock may provide the Participant with the right to receive dividends, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent dividends are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such dividends (that are granted in connection with a given Restricted Stock Award ) during any one Fiscal Year shall be $10,000,000.

(h)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.             Stock Appreciation Rights.

(a)           Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.  The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b)           Number of Shares.  Subject to the following limitations for compliance with Code Section 162(m), the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider:

(i)      No Service Provider will be granted, in any Fiscal Year, SARs to purchase more than 1,000,000 Shares.

(ii)     In connection with his or her initial service, a Service Provider may be granted SARs to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 8(b)(i) above.

(iii)    The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv)    If a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled SAR will be counted against the limits set forth in subsections (i) and (ii) above as prescribed under Code Section 162(m).

(c)           Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.  However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.  In addition, the exercise price of Freestanding SARs will not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however that a SAR may be granted with (or adjusted to include) a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in Section 424(a) of the Code.

(d)           Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e)           Exercise of Affiliated SARs.  An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option.  The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f)           Exercise of Freestanding SARs.  Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g)           SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h)           Expiration of SARs.  An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(i)            Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)      The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)      The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(j)           Stockholder Rights.  Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as otherwise provided in Section 8(k)), or any other rights as a stockholder will exist with respect to the SARs, notwithstanding the exercise of the SARs.  The Company will issue (or cause to be issued) such Shares promptly after the SAR is exercised, subject to the payment of applicable withholding taxes and compliance with applicable laws.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8(k) or Section 14 of the Plan.

(k)           Dividend Equivalents.  At the discretion of the Administrator, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent Dividend Equivalents are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such Dividend Equivalents (that are granted in connection with a given Stock Appreciation Right Award other than a Tandem SAR Award) during any one Fiscal Year shall be $10,000,000.  No Dividend Equivalents will be granted or paid on a Tandem SAR Award.

9.             Performance Units.

(a)           Grant of Performance Units.  Performance Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units granted to each Participant provided, however, that Awards of Performance Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid with respect to such Awards granted to any Service Provider during any one Fiscal Year shall be $22,000,000.

(b)           Value of Performance Units.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant, denominated in U.S. dollars.

(c)           Performance Objectives and Other Terms.  Administrator, in its discretion, shall set performance objectives (including objectives based on Performance Goals) or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, if applicable, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(i)      General Restrictions. The Administrator may condition the granting of the Performance Units, or the vesting of the Performance Units, based on continued employment or service with the Company and its affiliates, the achievement of Performance Goals or other performance objectives (Company-wide, departmental, or individual), or any other basis determined by the Administrator in its discretion.

(ii)      Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may condition the granting or vesting of Performance Units on the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)           Earning of Performance Units.  After the applicable Performance Period has ended, the holder of Performance Units will be eligible to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals, performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit, subject to any applicable limitations imposed under Section 162(m) of the Code.

(e)           Form and Timing of Payment of Performance Units.  Except as otherwise provided in an Award Agreement, payment of earned Performance Units will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units on the date set forth in the Award Agreement) or in a combination thereof.

(f)           Cancellation of Performance Units.  On the termination of the Participant’s status as a Service Provider and/or such other date set forth in the Award Agreement, all unearned or unvested Performance Units will be forfeited to the Company, and again will be available for grant under the Plan.

(g)           Stockholder Rights.  Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Performance Units.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, as applicable, except as provided in Section 14 of the Plan or as determined by the Administrator as applicable to the calculation of Performance Goals or other performance criteria.

10.           Restricted Stock Units.

(a)           Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant; provided, however, that for Awards of Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of Shares with respect to which such Awards may be granted to any Service Provider during any Fiscal Year shall be 1,000,000 Shares.

(b)           Value of Restricted Stock Units.  Each Restricted Stock Unit will have a value equal to the Fair Market Value of one Share.

(c)           Other Restrictions.  The Administrator, in its sole discretion, may impose such restrictions on Restricted Stock Units as it may deem advisable or appropriate.

(i)      General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, or individual), or any other basis determined by the Administrator in its discretion.

(ii)      Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  Restricted Stock Units that are subject to Performance Goals are sometimes referred to as Performance RSUs or PRSUs.

(d)           Earning of Restricted Stock Units.  After the applicable vesting period or Performance Period has ended, the holder of Restricted Stock Units will be eligible to receive a payout of the number of Restricted Stock Units earned by the Participant, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions or performance objectives or other vesting provisions for such Restricted Stock Units, subject to any applicable limitations imposed under Section 162(m) of the Code.

(e)           Form and Timing of Payment of Restricted Stock Units.  Except as otherwise provided in an Award Agreement, payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable vesting period or Performance Period.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable vesting period or Performance Period) or in a combination thereof.

(f)           Cancellation of Restricted Stock Units.  On the termination of the Participant’s status as a Service Provider and/or such other date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

(g)           Stockholder Rights.  Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as otherwise provided in Section 10(h)), or any other rights as a stockholder will exist with respect to the Restricted Stock Units.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, as applicable, except as provided in Section 10(h) and Section 14 of the Plan.

(h)           Dividend Equivalents.  At the discretion of the Administrator, an Award of Restricted Stock Units may provide the Participant with the right to receive Dividend Equivalents, which may be subject to the same restrictions and vesting conditions applicable to such Award. Notwithstanding the foregoing, to the extent Dividend Equivalents are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum amount that may be paid to a Participant with respect to such Dividend Equivalents (that are granted in connection with a given Restricted Stock Unit Award) during any one Fiscal Year shall be $10,000,000.

11.           Limitation on Grants to Outside Directors. No Outside Director shall be granted, in the aggregate in any Fiscal Year, Awards having a Fair Market Value in excess of $1,000,000.  For the purpose of determining the Fair Market Value for Awards of Options or SARs under this section 11, the $1,000,000 limitation shall be applied by reference to the aggregate exercise price at the date of grant.  Notwithstanding the foregoing, the Board or compensation committee of the Board may authorize the granting of Dividend Equivalents in respect of an Award granted to the Outside Directors, provided that the maximum amount that may be paid to an Outside Director with respect to such Dividend Equivalents applicable to a given Award during any one Fiscal Year shall be $500,000.

12.           Leaves of Absence; Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of any leave of absence approved by the Company or transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.  The Administrator reserves the right to unilaterally reduce the speed of vesting of, or the number of Shares or units subject to, an Award if a Participant’s level of regular service is reduced (e.g., a reduction from full-time to part-time status).

13.           Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)           Adjustments.  If, after the Adoption Date, there is an equity restructuring (within the meaning of FASB Accounting Standards Codification (ASC) 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spin-off, rights offering, or a large, nonrecurring cash dividend, the Administrator shall cause there to be made an equitable adjustment to: (i) the number and, if applicable, kind of shares that may be issued under the Plan or pursuant to any type of Award under the Plan, (ii) the Award limits established and approved by stockholders for purposes of Code Section 162(m) and Section 421, (iii) the number and, if applicable, kind of shares subject to outstanding Awards and (iv) as applicable, the exercise or purchase price of any then outstanding Awards.  Any fractional shares resulting from adjustments made pursuant to this Section 14(a) shall be eliminated. Any adjustment made pursuant to this Section 14(a) shall be conclusive and binding for all purposes of the Plan.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Awards, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and, to the extent applicable for any kind of Award, all performance goals or other vesting criteria will be deemed achieved at maximum levels and all other terms and conditions met; provided, however, that no such acceleration shall occur to the extent the Administrator determines that an Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and such acceleration would cause the Participant to incur additional taxes pursuant to Section 409A.  In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant that is not required by or a condition of the applicable definitive agreement pursuant to which the Change in Control occurs, then the Participant will fully vest in, and have the right to exercise Options and/or Stock Appreciation Rights as to, all of the Shares subject to the Award, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and, to the extent applicable for all Awards, all performance goals or other vesting criteria will be deemed achieved at maximum levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Unit or Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  If the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Unit or Restricted Stock Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.           Tax Withholding.

(a)           Withholding Requirements. The Company and each of its affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its affiliates, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

(b)           Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by, without limitation (i) paying cash, (ii) electing to have the Company or any of its affiliates withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.           No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its affiliates, nor will they interfere in any way with the Participant’s right or the right of the Company or any of its affiliates to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.           Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.           Term of Plan. The Board approved the Plan on April 22, 2013 (the “Approval Date”) Subject to Section 22 of the Plan, the Plan will become effective as of November 13, 2014.  No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of the Plan.

19.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan or an Award will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that an amendment or modification that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall not be treated as adversely affecting the rights of the Participant for purposes of Section 19(c) of the Plan.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares will not be issued under an Award unless the exercise of such Award (if applicable) and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.  No exercise will be deemed effective unless and  until the exercise complies with Applicable Laws.

(b)           Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.           Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.           No Repricings.  Except as otherwise provided in Section 14, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

Annexure C

MONOLITHIC POWER SYSTEMS, INC.

MASTER CASH PERFORMANCE BONUS PLAN

1.           Purpose.  As part of its executive compensation program, Monolithic Power Systems, Inc. (the “Company”) has designed this Master Cash Performance Bonus Plan (the “Bonus Plan”) to permit the payment of bonuses that may qualify as Performance-Based Compensation. This Bonus Plan is intended to increase stockholder value and promote the success of the Company by ensuring that the efforts of key employees are aligned with Company strategy and vision. By providing incentive compensation for key employees, the Bonus Plan will enable the Company to attract, retain and reward critical skills and high performing employees, thereby leveraging and sustaining the Company’s competitive advantages.

2.           Definitions.

(a)           “Board” means the Board of Directors of the Company.

(b)           “Bonus Award” means, with respect to each Participant, the award determined by the Committee to have been earned under the Bonus Plan.

(c)           “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of this Bonus Plan.  However, that with respect to payments under the Bonus Plan intended to qualify as Performance-Based Compensation, the Committee will consist, to the extent required by Section 162(m), solely of two or more members of the Board who qualify as “outside directors” within the meaning of Section 162(m).

(e)           “Fiscal Year” means a fiscal year of the Company.

(f)           “Maximum Bonus Award” means the maximum Bonus Award that may be granted or earned under the Bonus Plan by a Participant for the Performance Period, which may be, but is not required to be, expressed as a percentage of Participant’s base salary or a specific dollar amount.  As to any Participant for any Performance Period, the Maximum Bonus Award will not exceed $3 million multiplied by the number of complete Fiscal Years contained within the Performance Period, or, for any Performance Period of less than one complete Fiscal Year, $3 million.

(g)           “Participant” means an eligible officer or key employee selected by the Committee, in its sole discretion, to participate in the Bonus Plan.

(h)           “Payout Determination Date” means the date the Committee determines the amounts actually earned as Bonus Award with respect to the completed Performance Period.

(i)           “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee to determine the Bonus Awards, if any, to be paid to Participants, which is generally expressed as a percentage of the Target Award.  The formula or matrix may differ from Participant to Participant.

(j)           “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(k)          “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to a Bonus Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, growth in revenue or product revenue; (ii) sales or bookings targets, including product or product family sales or bookings targets; (iii) billings; (iv) market share; (v) stock price performance, including but not limited to growth in the market price of stock, total stockholder return, and return on stockholder equity; (vi) margin, including gross margin, net  margin or operating margin; (vii) income, including but not limited to net income, operating income, and operating income after taxes; (viii) profit, including but not limited to operating profit, net operating profit or pre-tax profit; (ix) earnings, including but not limited to earnings per share, net earnings, earnings before interest, taxes and/or  depreciation and/or amortization; (x) income, before or after taxes (including net income); (xi) return on assets, capital, operating revenue and/or investments; (xii) expense control and/or cost reductions; (xiii) capital expenditures; (xiv) economic value added; (xv) cash flow, including but not limited to operating cash flow, cash flow per share and cash management; (xvi) improvement in or attainment of working capital levels; (xvii) debt reduction or debt levels; (xviii) contract win, renewal or extension; design win; (xix) delivery and/or design schedule; (xx) milestones in new generation of products or technologies; (xxi) completion of or milestones associated with mergers, acquisitions, strategic investments, restructurings, reorganizations (including entry into term sheets, signing of definitive agreements, closing transactions, funding of investments, and post-closing integration milestones); (xxii) litigation, including litigation outcomes, milestones or management; (xxiii) workforce diversity; (xxiv) customer satisfaction; (xv) other measures of performance selected by the Committee to the extent consistent with Section 162(m); and (xvi) to the extent section 162(m) compliance is not intended, such other measures of performance selected by the Committee.

The Performance Goals may be based on absolute target values, growth, maintenance or limiting losses, as compared to a prior period, or values relative to the performance of one or more comparable companies or to the performance of one or more relevant indices. The Performance Goals may be measured on a Company-wide basis or solely with respect to one or more business units, divisions, affiliates, or business segments.  The Performance Goals may differ from Participant to Participant and from Award to Award.

In establishing a Performance Goal on the Target Determination Date, the Committee will define, in an objective fashion, the manner of calculating the Performance Goal it selects to use for such Performance Period.  The Performance Goals will be determined in accordance with United States generally accepted accounting principles (“GAAP”), unless the Committee determines that a non-GAAP measure can and will be used in a manner that complies with Section 162(m) or that compliance with Section 162(m) is not intended.   The Committee may provide that the attainment of the Performance Goal will be measured by appropriately adjusting the evaluation of Performance Goal performance as follows:  (1) to include or exclude restructuring and/or other nonrecurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board or to the International Financial Reporting Standard (IFRS); (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “extraordinary items” as determined under GAAP; (6) to include or exclude the effect of payment of bonuses under the bonus plans of the Company;  (7) to include or exclude the effect of stock based compensation and/or deferred compensation;  (8) to include or exclude any unusual, non-recurring gain or loss or other extraordinary item; (9) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (10) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (11) to include or exclude the effects of divestitures, acquisitions or joint ventures; (12) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP; (13) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (14) to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders including cash dividends; (15) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (16) to reflect any partial or complete corporate liquidation; (17) to reflect shippable backlog; and (18) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

(l)            “Performance Period” means any Fiscal Year or such other period (including a semi-annual or multi-year period) as determined by the Committee in its sole discretion, provided that such period is not shorter than a single fiscal quarter.   There may be more than one Performance Period in effect at the same time, including overlapping Performance Periods.

(m)          “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as such Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(n)           “Target Bonus Award” means the target award that may be earned under the Bonus Plan by a Participant for the Performance Period, which may be, but is not required to be, expressed as a percentage of Participant’s base salary or a specific dollar amount.

(o)           “Target Determination Cutoff Date” means the latest possible date that will not jeopardize a Bonus Award’s qualification as Performance-Based Compensation.

(p)           “Target Determination Date” means the date or dates upon which the Committee sets the Performance Goals and each Participant’s Target Bonus Award with respect to the Performance Period.

3.             Plan Administration.

(a)           The Committee will be responsible for the general administration and interpretation of the Bonus Plan and for carrying out its provisions.  Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Bonus Plan.  Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee will have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Bonus Plan:

(i)          authority to adopt Performance Goals, Payout Formula and Target Bonus Awards for the Performance Period on or prior to the Target Determination Cutoff Date;

(ii)         authority to determine eligibility and the amount, manner and time of payment of any Bonus Awards hereunder, including authority to exercise negative discretion in reducing any Bonus Award;

(iii)        authority to construe and interpret the terms of the Bonus Plan;

(iv)         authority to prescribe forms and procedures for purposes of Bonus Plan participation and distribution of Bonus Awards; and

(v)          authority to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Bonus Plan.

(b)           Any rule or decision by the Committee will be conclusive and binding on all persons, and will be given the maximum deference permitted by law.

4.           Eligibility.  Participation in the Bonus Plan is at the discretion of the Committee.  Officers and key employees of the Company who are regularly employed (full or part time) during any part of  the Performance Period are eligible to participate in the Bonus Plan.  If an employee is hired after the beginning of the Performance Period, the Committee will have the discretion to determine whether such employee should be eligible to participate in Bonus Plan.  If the Participant’s employment terminates before the payment date of any Bonus Award, the Participant will not be eligible to receive a Bonus Award, or any portion of a Bonus Award, except as provided in an applicable severance plan or in an individual employment, retention or severance agreement with such Participant.  If a Participant is on a leave of absence for a portion of the Performance Period, the Participant will be eligible for a Bonus Award under the Bonus Plan based on actual salary earned during the Performance Period (exclusive of any salary replacement benefits paid during the leave via insurance).

5.           How the Bonus Plan Works.

(a)           Performance Goal Determination. On the Target Determination Date, the Committee, in its sole discretion, will establish the Performance Goals for each Participant for the Performance Period, the manner for calculating achievement, and the Performance Formula.  Such Performance Goals will be set forth in writing on or prior to the Target Determination Cutoff Date, and the achievement of such Performance Goals will be substantially uncertain at such time.  The Committee may also select performance criteria to use as part of the Performance Formula that are not Performance Goals, including subjective metrics,  and may choose to make compensation opportunities available under this Bonus Plan that do not qualify as Performance-Based Compensation.

(b)           Target Bonus Award. On the Target Determination Date, the Committee, in its sole discretion, will designate a Target Bonus Award and, if applicable, a Maximum Bonus Award for each Participant.  These amounts will be set forth in writing on or prior to the Target Determination Cutoff Date.

(c)           Determination of Payout Formula.   On the Target Determination Date, the Committee, in its sole discretion, will establish a Payout Formula for purposes of determining the Bonus Award (if any) payable to each Participant. Each Payout Formula will be set forth in writing on or prior to the Target Determination Cutoff Date and may provide for a Bonus Award payment greater than or less than the Participant’s Target Award determined based on the extent to which the Performance Goals are achieved. Notwithstanding the preceding, in no event will a Participant’s Bonus Award for any Performance Period exceed the Maximum Award.

6.            Bonus Award Payment.

(a)           Determination & Certification of the Bonus Award. On any  Payout Determination Date, the Committee will certify in writing (which may be electronic) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus Award for each Participant will be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Bonus Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

(b)           Right to Receive Payment.  Each Bonus Award under the Bonus Plan will be paid solely from the general assets of the Company.  Nothing in the Bonus Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. No Participant will have the right to alienate, pledge or encumber his or her interest in this Bonus Plan, and such interest will not (to the extent permitted by law) be subject in any way to the claims of the Participant’s creditors or to attachment, execution or other process of law, except that a Participant’s estate will receive any earned but unpaid Bonus Award.

(c)           Form of Distributions. The Company will distribute all Bonus Awards to the Participants in cash, or, in the determination of the Committee, in a number of shares of the Company’s common stock having a fair market value equal to that amount of the earned Bonus Award that the Committee determines to pay in shares.  These shares of common stock may be issued under the Company’s then effective equity incentive plan, from shares purchased on the open market, or from shares of the Company’s authorized but unissued shares. All payments under this Bonus Plan, including any payments made in shares of common stock, will be subject to applicable tax withholdings.

(d)           Timing of Distributions. The Company will distribute amounts payable to Participants as soon as is practicable following the Payout Determination Date for the Performance Period, but in no event later than the 15th day of the third calendar month after the end of the calendar year in which the Participant’s Bonus Award is no longer subject to a substantial risk of forfeiture, within the meaning of Treasury Regulation Section 1.409A-1(d).  Payments under this Bonus Plan will be made in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4) and this Bonus Plan will be construed in accordance with such provision. Each payment under this Bonus Plan is a separate payment for purposes of Code Section 409A, including but not limited to if multiple Bonus Awards are payable in respect of the same calendar year of Fiscal Year.

(e)           Deferral. Notwithstanding Section 6(d), the Committee may decide to defer payment of Bonus Awards, or any portion thereof, to Participants in accordance with Section 409A of the Code as the Committee, in its sole discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m).  In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of the Bonus Award that would otherwise be delivered to a Participant under the Bonus Plan.  Any such deferral elections will comply with the requirements of Section 409A of the Code, and will be subject to such rules and procedures as will be determined by the Committee in its sole discretion.

7.           Term of Bonus Plan.   The Bonus Plan will continue until the earlier of (a) the date as of which the Committee terminates the Bonus Plan and (b) the last day of the Company’s Fiscal Year ending in 2017 (provided that Bonus Awards, if any, for such Fiscal Year will be paid in accordance with the terms of the Bonus Plan).

8.           Amendment and Termination of the Bonus Plan.  The Committee may amend, modify, suspend or terminate the Bonus Plan, in whole or in part, at any time, including adopting amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Bonus Plan or in any Bonus Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation will be made that would increase the amount of compensation payable pursuant to such Bonus Award, or cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation.  To the extent necessary  under applicable law, including Section 162(m), Bonus Plan amendments will be subject to stockholder approval.  At no time before the actual distribution of funds to Participants under the Bonus Plan will any Participant accrue any vested interest or right whatsoever under the Bonus Plan except as otherwise stated in the Bonus Plan.

9.           Bifurcation of the Bonus Plan.  It is the intent of the Company that the Bonus Plan, and the payments made hereunder, satisfy and be interpreted in a manner that, in the case of Participants whose compensation is subject to the limitations on deductibility of compensation provided under Section 162(m), qualify as Performance-Based Compensation, unless otherwise expressly determined by the Committee at the time of grant or thereafter.  Any provision, application or interpretation of the Bonus Plan inconsistent with this intent to so satisfy the requirements of Section 162(m) will be disregarded.  However, notwithstanding anything to the contrary in the Bonus Plan, the provisions of the Bonus Plan may at any time be bifurcated by the Board or the Committee in any manner so that the Company may grant awards under this Bonus Plan that do not meet the requirements of Section 162(m) and that those provisions of the Bonus Plan or any payment intended (or required) to satisfy the applicable requirements of Section 162(m) are applicable only to persons or that compensation that is intended to be Performance-Based Compensation.

10.           No Guarantee of Employment.  The Bonus Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued employment upon Participants whose employment will remain at-will and subject to termination by either the Company or Participant at any time, with or without cause or notice.

11.           Recovery.  Any amounts paid under this Bonus Plan will be subject to recoupment in accordance with any clawback policy that the Company voluntarily adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.

12.           Applicable Law. The Bonus Plan and all amounts payable hereunder will be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of law provisions.

MPS®
Monolithic Power Systems

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2013.

Vote by Internet

- Go to **www.investorvote.com/MPWR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 THROUGH 5.

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1. ELECTION OF DIRECTORS

Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Herbert Chang	☐	☐	02 - Eugen Elmiger	☐	☐	03 - Michael R. Hsing	☐	☐

	For	Against	Abstain
2. Vote to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. Proposal to adopt the 2014 Equity Incentive Plan.	☐	☐	☐
5. Proposal to adopt the Master Cash Performance Bonus Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: **http://ir.monolithicpower.com/proxy.cfm**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

MPS®
Monolithic Power Systems

Proxy — MONOLITHIC POWER SYSTEMS, INC.

2013 Meeting of Stockholders – June 13, 2013
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Saria Tseng and Meera Rao, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monolithic Power Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Meeting of Stockholders of the company to be held on June 13, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 THROUGH 5.

(Continued and to be marked, dated and signed, on the other side)